Exhibit 4.26
Master Purchase and Farmin Agreement
Morobe Consolidated Goldfields Limited
Wafi Mining Limited
Morobe Exploration Limited
Newcrest PNG 1 Limited
Newcrest PNG 2 Limited
Newcrest PNG 3 Limited
Blake Dawson
Level 36, Riverside Centre
123 Eagle Street
Brisbane QLD 4000
Australia
T 61 7 3259 7000
F 61 7 3259 7111
Reference
RAF MMR 07 1427 3151
©Blake Dawson 2008

Blake Dawson
Contents

1.	INTERPRETATION		2

	1.1	Definitions	2
	1.2	Rules for Interpreting this document	8
	1.3	Business Days	9
	1.4	Multiple parties	10
	1.5	The rule about “contra proferentem”	10
	1.6	Allocation between parties comprising Farminee	10
	1.7	Currency	10

2.	OPERATION OF THIS DOCUMENT		10

3.	CONDITIONS		10

	3.1	Conditions precedent	10
	3.2	Waiver of conditions precedent	11
	3.3	General obligation to satisfy conditions precedent	11
	3.4	Result of non-satisfaction of conditions precedent	12
	3.5	EL 1316 (Mumeng)	12
	3.6	Alluvial mining leases	12

4.	AGREEMENT TO PURCHASE AND EARN-IN		12

5.	STAGE 1 — PURCHASE		13

	5.1	Purchase	13
	5.2	Stage 1 Completion	13
	5.3	Deductions and withholdings	14
	5.4	Currency indemnity	14
	5.5	Conduct prior to Stage 1 Completion Date	14
	5.6	Farminee termination right prior to Stage 1 Completion Date	15
	5.7	Harmony Expenditure	15
	5.8	Renewal of Exploration Licence 440	18
	5.9	Employee entitlements	18

6.	STAGE 2 — FARMIN		19

	6.1	Farminee’s rights and obligations — Stage 2	19
	6.2	MCG and Wafi’s right to vary the Operating Program or Budget	19
	6.3	Contribution by Farminee is sole contribution — Stage 2	20
	6.4	Credit for first gold	20

7.	TRANSFER OF LEGAL INTEREST		20

8.	REPRESENTATIONS AND WARRANTIES		21

	8.1	Representations and warranties by Wafi and MCG	21
	8.2	Representations and warranties by Farminee	22
	8.3	Repetition of representations and warranties	22
	8.4	Reliance on representations and warranties	22
	8.5	Disclosures	23
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	8.6	Exceptions to Warranties	23
	8.7	No further Warranties	23
	8.8	Exclusion of implied obligations	23
	8.9	Quality of information	23
	8.10	No liability if loss is otherwise compensated for	24
	8.11	Limitation on Claims	24
	8.12	Warranties are personal	24
	8.13	Threshold for Claims	24
	8.14	Cap on Claims	24
	8.15	Time limits for bringing Claims	24
	8.16	Construction	25

9.	FORCE MAJEURE		25

	9.1	Notice and suspension of obligations	25
	9.2	Effort to overcome	25
	9.3	Alternative supply	25

10.	PAYMENTS TO OPERATOR		25

	10.1	How payments must be made	25
	10.2	Deductions and withholdings	26
	10.3	Interest	26
	10.4	Currency indemnity	26

11.	DEFAULT		27

	11.1	What is a Default Event?	27
	11.2	Defaulting Party to notify of Default Event and remedy	27
	11.3	Operator to notify of Default Event and remedy	28
	11.4	Giving of Default Notice	28
	11.5	Rights of Non-Defaulting Party	28
	11.6	Withdrawal of Default Notice	29
	11.7	Option to purchase	29
	11.8	Time for completion	30
	11.9	What is to be done at completion	30
	11.10	Power of Attorney	30
	11.11	Notices to be given to the Operator	30
	11.12	Entitlement to damages	30

12.	TERMINATION		31

	12.1	Consequences of termination	31

13.	HIDDEN VALLEY AND WAFI-GOLPU ROYALTIES		31

	13.1	Wafi-Golpu Royalty	31
	13.2	Hidden Valley Royalty	32

14.	CONFIDENTIALITY		32

15.	PROHIBITION ON EMPLOYMENT		33

16.	DISPUTE RESOLUTION		33

	16.1	Application	33
	16.2	Notice of dispute or difference	33
	16.3	Negotiation between Representatives	34
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	16.4	Negotiation by senior management	34
	16.5	Arbitration	36
	16.6	Continuance of performance	36
	16.7	Summary or urgent relief	36

17.	GST		36

	17.1	Sale of a going concern	36
	17.2	Farminee Warranty	36
	17.3	Joint Venture Warranties	36
	17.4	Member of GST group	36
	17.5	GST exclusive amounts	36
	17.6	Payment of GST	37
	17.7	Reimbursements	37
	17.8	Indemnities	37

18.	ASSIGNMENT AND AMENDMENT		37

	18.1	Amendment	37
	18.2	Restrictions on Assignment	37

19.	NOTICES		38

	19.1	How to give a notice	38
	19.2	When a notice is given	38
	19.3	Address for notices	38

20.	GENERAL		39

	20.1	Governing law	39
	20.2	Expenses and Stamp Duty	39
	20.3	Giving effect to this document	39
	20.4	Waiver of rights	39
	20.5	Operation of this document	40
	20.6	Operation of indemnities	40
	20.7	Time is of the essence	40
	20.8	Consents	40
	20.9	Inconsistencies	40
	20.10	Counterparts	41
	20.11	Attorneys	41

Schedule

1	APPORTIONMENT OF STAGE 1 PURCHASE PRICE		42

2	STAGE 2 OPERATING PROGRAM		43

3	DISCLOSURE MATERIAL		45

4	WARRANTIES		46

5	MAP OF JV-NON COMPETITION AREA		48

6	HARMONY EXPENDITURE PRINCIPLES		49
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7	MEMORIAL OF APPROVAL OF AN INSTRUMENT	52

Annexure

A	PARENT COMPANY GUARANTEE

B	DETAILED STAGE 2 OPERATING PROGRAM
Master Purchase and Farmin Agreement

Blake Dawson
MASTER PURCHASE AND FARMIN AGREEMENT
DATE 22 May 2008
PARTIES
Morobe Consolidated Goldfields Limited, a company incorporated in PNG, the registered office of which is Level 4, Mogoru Moto Building, Champion Parade, Port Moresby (MCG)
Wafi Mining Limited, a company incorporated PNG, the registered office of which is Level 4, Mogoru Moto Building, Champion Parade, Port Moresby (Wafi)
Morobe Exploration Limited, a company incorporated in PNG, the registered office of which is Level 4, Mogoru Moto Building, Champion Parade, Port Moresby (MEL)
Newcrest PNG 1 Limited, a company incorporated in PNG, the registered office of which is Level 5, Pacific Place, corner of Musgrave Street and Champion Parade, Port Moresby (Newcrest 1)
Newcrest PNG 2 Limited, a company incorporated in Papua New Guinea, the registered office of which is Level 5, Pacific Place, corner of Musgrave Street and Champion Parade, Port Moresby (Newcrest 2)
Newcrest PNG 3 Limited, a company incorporated in Papua New Guinea, the registered office of which is Level 5, Pacific Place, corner of Musgrave Street and Champion Parade, Port Moresby (Newcrest 3)
RECITALS
A.	MCG is the applicant for or the registered holder of certain Tenements in the JV Area of the proposed Hidden Valley Joint Venture.

B.	MCG and Farminee intend to enter into the Hidden Valley JVA to establish an unincorporated joint venture for the development of the Mineral Products in the JV Areas of the Hidden Valley Joint Venture.

C.	Wafi is the applicant for or the registered holder of certain Tenements in the JV Area of the proposed Wafi-Golpu Joint Venture.

D.	Wafi and Farminee intend to enter into the Wafi-Golpu JVA to establish an unincorporated joint venture for the development of the Mineral Products in the JV Area for the Wafi-Golpu Joint Venture.

E.	MCG and Wafi are the applicants for or the registered holders of certain Tenements in the JV Area of the proposed Exploration Portfolio Joint Venture.

F.	Each of MCG and Wafi propose to transfer all its right, title and interest in the Tenements referred to in Recital E and its Participating Interest in the Exploration Portfolio to MEL as soon as practicable after execution of this document.

G.	MCG, Wafi, MEL and Farminee intend to enter into the Exploration Portfolio JVA to establish an unincorporated joint venture for the development of Mineral Products in the JV Area for the Exploration Portfolio JVA.

H.	MCG, Wafi, MEL and Farminee enter into this document to record the terms and conditions under which Farminee will acquire (through a combination of purchase and farmin) a Participating Interest in each Joint Venture from MCG, Wafi and MEL respectively and,

Blake Dawson
subject to certain conditions, MCG, Wafi and MEL will transfer such Participating Interest to Farminee.
OPERATIVE PROVISIONS
1.	INTERPRETATION

1.1	Definitions
The following definitions apply in this document.
Actual Harmony Expenditure has the meaning given to it in clause 5.7(e).
Adjustment Amount is the amount calculated in accordance with clause 5.7(f).
Affiliate means, in relation to a body corporate, each of:
(a)	that body’s related corporations;

(b)	that body’s directors; and

(c)	the persons who have a substantial holding in that body.
Assign means to sell, transfer, assign, make a gift of, lease, license or part possession with declare a trust over, or in any other way dispose of, deal with or create an interest in a party’s interest or to agree to do any of those things other than by creating an Encumbrance.
Authorisation means:
(a)	an authorisation, consent, declaration, exemption, notarisation or waiver, however it is described; and

(b)	in relation to anything that could be prohibited or restricted by law if a Government Agency acts in any way within a specified period, the expiry of that period without that action being taken, including any compensation agreement, mining title, development approval, environmental approval and any renewal or amendment of any of them.
Budget means the annual budget for the Operating Program determined in accordance with the relevant provisions of each JVA.
Business Day means:
(a)	for determining when a notice, consent or other communication is given, a day that is not a Saturday, Sunday or public holiday in the place to which the notice, consent or other communication is sent; and

(b)	for any other purpose, a day (other than a Saturday, Sunday or public holiday) on which banks are open for general banking business in Port Moresby, PNG and Melbourne, Australia.
Change of Control has the meaning set out in clause 11.1(b).
Claim means, in relation to a person, any claim, cause of action, proceeding, Liability, suit or demand made against the person concerned howsoever arising in respect of or in
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connection with this document or the Joint Ventures (including the conduct of the Operating Program) and whether it is present or future, fixed or unascertained, actual or contingent.
Commissioned means MCG having poured a total of 15,000 ounces of gold from the Hidden Valley Mine.
Companies Act means the Companies Act 1997.
Contamination of land means the presence in, on or under the land of a substance at a concentration above the concentration at which the substance is normally present in, on or under (respectively) land in the same locality, being a presence that presents a risk of harm to human health or any other aspect of the environment.
Contract means any contract or agreement which is or is to be included as Joint Venture Property in respect of any Joint Venture.
Cross Charge means the cross charge to be granted by each Venturer in accordance with the terms of each JVA.
Data Room means the Project Wildfire on-line data room located at http://www.wildfire.blakedawson.dataroom.com.au/ and the data on the portable hard disk provided to Farminee on 5 December 2007.
Disclosure Material means the information set out or described in Schedule 3.
Effective Date means the last day of the month in which the last of the conditions precedent which are to be satisfied or waived is satisfied or waived.
Encumbrance means a mortgage, charge, pledge, lien, hypothecation or title retention, arrangement, a right to set off or right to withhold payment of a deposit or other money, a notice under section 356 of the Income Tax Act 1959 or any similar legislation or any easement, restrictive covenant, caveat or similar restriction over property or an agreement to create any of them or to allow any of them to exist.
End Date means 30 September 2008 or any other date agreed between the parties.
Expenditure Balance means the total undeducted balance of the following for each of MCG, Wafi and MEL, as defined in the Tax Act:
(a)	allowable capital expenditure;

(b)	allowable exploration expenditure; and

(c)	exploration expenditure.
Expert means a person appointed to act as an expert in accordance with clause 5.7(g).
Exploration Portfolio JVA means the Joint venture agreement entered into between MCG, Wafi, MEL and Newcrest 3 with respect to the Exploration Portfolio Joint Venture on or about the date of this document.
Exploration Portfolio Joint Venture means the unincorporated joint venture constituted by the Exploration Portfolio JVA.
Exploration Portfolio Project means the Joint Venture Property of the proposed Exploration Portfolio Joint Venture.
Farminee means each of Newcrest 1, Newcrest 2 and Newcrest 3 and all of them.
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Farmin Milestone means the milestone set out in clause 6.1(c).
Farmin Period means the period on and from the Stage 1 Completion to the earlier of:
(a)	the date on which Farminee achieves the Farmin Milestone; and

(b)	the date of termination of this document.
Final Expenditure Statement has the meaning given to it in clause 5.7(d).
Force Majeure Event means any occurrence or omission (other than an occurrence or omission which is a breach or default under this document on the part of the party concerned) as a direct or indirect result of which the party relying on it is prevented from or delayed in performing any of its obligations under this document (other than a payment obligation) and that is beyond the reasonable control of that party or its Affiliates, including disputes hindering access to the relevant JV Area, civil unrest, riots or disturbance, forces of nature, industrial action, inability to obtain equipment or materials due to a supplier claiming force majeure and action or inaction by a Government Agency.
Forecast Expenditure Statement has the meaning given to it in clause 5.7(b).
Government Agency means:
(a)	a government or government department or other government body;

(b)	a governmental, semi-governmental or judicial person; or

(c)	a person (whether autonomous or not) who is charged with the administration of a law.
GST means a goods and services tax or similar value added tax levied or imposed under the GST Law or otherwise on a supply.
GST Law means the Goods and Services Tax Act 2003.
Harmony means Harmony Gold Mining Company Limited.
Harmony Estimated Expenditure has the meaning given to it in clause 5.7(c).
Harmony Expenditure means the amount of capital and operating expenditure incurred or accrued by Wafi, MCG and MEL in respect of the Hidden Valley Project, the Wafi-Golpu Project and the Exploration Portfolio Project from 1 January 2008 until the Effective Date determined in accordance with clause 5.7 and on a basis consistent with the principles set out in Schedule 6 and also including the amounts referred to as such in clause 13.
Hidden Valley Joint Venture means the unincorporated joint venture constituted by the Hidden Valley JVA.
Hidden Valley JVA means the joint venture agreement entered into between MCG and Newcrest 1 with respect to the Hidden Valley Joint Venture on or about the date of this document.
Hidden Valley Mine means the mine currently under development in respect of Mining Lease 151.
Hidden Valley Project means the Joint Venture Property of the proposed Hidden Valley Joint Venture.
Initial Expenditure Statement has the meaning given to it in clause 5.7(a).
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Initial Project Value means $600 million.
Insolvency Event means, for a person, being in liquidation or provisional liquidation or under administration, having a receiver (as defined in the Companies Act) or analogous person appointed to it or any of its property, being taken under the Companies Act to have failed to comply with a statutory demand referred to in section 337 of the Companies Act, being unable to pay its debts or otherwise insolvent, ceasing to be of full legal capacity or otherwise becoming incapable of managing its own affairs for any reason, entering into a compromise or arrangement with, or assignment for the benefit of, any of its members or creditors, or any analogous event under the laws of any applicable jurisdiction.
Joint Account with respect to each Joint Venture, has the same meaning as given to that term in the relevant JVA.
Joint Venture means each of the Hidden Valley Joint Venture, Wafi-Golpu Joint Venture and the Exploration Portfolio Joint Venture.
Joint Venture Committee with respect to each Joint Venture, has the same meaning as given to that term in the relevant JVA.
Joint Venture Expenditure means the expenditure incurred (whether of a capital or operating nature) relating to the activities and operations of each of the Joint Ventures.
Joint Venture Facilities with respect to each Joint Venture, has the same meaning as given to that term in the relevant JVA.
Joint Venture Intellectual Property with respect to each Joint Venture, has the same meaning as given to that term in the relevant JVA.
Joint Venture Property with respect to each Joint Venture, has the same meaning given to that term in the relevant JVA.
JVA means each of the Hidden Valley JVA, Wafi-Golpu JVA and Exploration Portfolio JVA.
JV Area with respect to each Joint Venture, has the same meaning as given to that term in the relevant JVA.
JV Non-Competition Area means the area identified as such on the map attached at Schedule 5.
Legal Requirements means obligations arising under present or future legislation, laws or Authorisations, including notices requiring the carrying out of any works.
Liability means a claim, demand, proceeding, cost, loss, obligation, expense and liability, arising under statute or at common law or in equity, and arising in contract or in tort or otherwise.
Loss means a damage, loss, cost, expense or liability incurred by the person concerned, however it arises and whether it is present or future, fixed or unascertained, actual or contingent.
Master Lease Agreement means the Master Lease Facility Agreement dated 14 June 2007 between Westpac and MCG.
Mineral Products means minerals, ores and metals that contain mineral matter or substances.
Mining Act means the Mining Act 1992.
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MOA means the agreement entered into on 5 August 2005 between the Independent State of Papua New Guinea, Morobe Provincial Government, MCG, Nakuwi Association Inc., The Wau Rural Local Level Government, The Watut Rural Local Level Government and the Wau Bulolo Urban Local Level Government on the matters relating to the development of certain Tenements in the JV Area of the Hidden Valley Joint Venture.
Monthly Expenditure Statement has the meaning given to it in clause 5.7(a).
Operating Program means all the activities undertaken for each Joint Venture to achieve its Objects (as defined in the relevant JVA).
Operator with respect to each Joint Venture, has the same meaning as given to that term in the relevant JVA.
Parent Company Guarantee means a document in the form of the document set out as Annexure A.
Participating Interest with respect to each Joint Venture, has the same meaning as given to that term in the relevant JVA.
Permitted Encumbrance means:
(a)	any Encumbrance existing at the date of this document including the Encumbrance in relation to the Wafi-Golpu Royalty;

(b)	an Encumbrance expressly permitted pursuant to clause 25.2 (or any other provision) of a JVA;

(c)	an Encumbrance which arises after the date of this document by operation of law; and

(d)	a lien that arises by operation of law in the ordinary course of ordinary business, where the amount secured is not overdue or is being diligently contested in good faith.
Pollution means the release, emission or discharge into the environment of a substance which directly or indirectly causes or has the potential to cause damage or harm to any aspect of the Environment, and includes:
(a)	pollution of air;

(b)	pollution of waters;

(c)	noise; and

(d)	pollution of land.
Stage 1 Completion means completion of the sale, purchase and transfer to Farminee of a 30.01% Participating Interest in the Joint Ventures in accordance with clause 5.
Stage 1 Completion Date means the day which is 5 Business Days after the Effective Date.
Stage 1 Purchase Price means the amount in US dollars calculated in accordance with the following formula:
(30.01% x the Initial Project Value) + (30.01% x Harmony Estimated Expenditure) which is to be apportioned in accordance with Schedule 1.
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Stage 2 Operating Program means the program for the development, mining, processing, plant construction, maintenance, expansion or other operations of the Joint Ventures a summary of which is set out in Schedule 2 and the detailed program is set out in Annexure B.

Stage 2 Expenditure means the amount in US dollars calculated in accordance with the following formula:

{(Stage 1 Purchase Price/0.3001 x 0.5) - Stage 1 Purchase Price} x 2,

provided that for the purposes of this definition, the Stage 1 Purchase Price will be adjusted to be the amount that would have been the Stage 1 Purchase Price if at the time of payment of the Stage 1 Purchase Price, Harmony Expenditure was equal to Actual Harmony Expenditure.

Tax means a tax, levy, duty, charge, deduction or withholding, however it is described, that is imposed by law or a Government Agency, together with any related interest, penalty, fine or other charge.

Tax Act means the Income Tax Act 1959.

Tax Notice means a notice to be given jointly by MCG and Farminee (or Wafi and Farminee, or MEL and Farminee, as applicable) to the Commissioner General of Internal Revenue that complies with, and to the extent permissible under, section 155L of the Tax Act in respect of the Expenditure Balance of MCG, Wafi and MEL and the disposal of their interests in the Tenements.

Tenements with respect to each Joint Venture, has the same meaning as given to that term in the relevant JVA but in the event that an application for renewal of a Tenement is refused by the applicable Government Agency having jurisdiction with respect to that application then from that time the area comprised in that application shall cease to form part of the Tenements for the purposes of this document.

Tenements Information with respect to each Joint Venture, has the same meaning as given to that term in the relevant JVA.

Transaction Documents means this document, each JVA, any Priority Deed, each Cross Charge and any document that the parties agree in writing is to be a Transaction Document and any document that is entered into under the provisions of any of the above.

Venturer with respect to each Joint Venture, means each party to the JVA, once executed for the Joint Venture.

Wafi-Golpu Joint Venture means the unincorporated joint venture constituted by the Wafi-Golpu JVA.

Wafi-Golpu JVA means the joint venture agreement entered into between Wafi and Newcrest 2 with respect to the Wafi-Golpu Joint Venture on or about the date of this document.

Wafi-Golpu Project means the Joint Venture Property of the proposed Wafi-Golpu Joint Venture.

Wafi-Golpu Royalty has the meaning given to it in clause 13.

Warranties means the representations and warranties set out in clause 8.1 and Schedule 4.

Westpac means Westpac Bank PNG Limited.
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1.2	Rules for Interpreting this document

Headings are for convenience only, and do not affect interpretation. The following rules also apply in interpreting this document, except where the context makes it clear that a rule is not intended to apply.
(a)	A reference to:
(i)	legislation (including subordinate legislation) is to that legislation as amended, re-enacted or replaced, and includes any subordinate legislation issued under it;

(ii)	a document or agreement, or a provision of a document or agreement, is to that document, agreement or provision as amended, supplemented, replaced or novated;

(iii)	a party to this document or to any other document or agreement includes a permitted substitute or a permitted assign of that party;

(iv)	a person includes any type of entity or body of persons, whether or not it is incorporated or has a separate legal identity, and any executor, administrator or successor in law of the person;

(v)	anything (including a right, obligation or concept) includes each part of it;

(vi)	a lease, licence, permit or other authority for prospecting, exploration or mining purposes, or a provision of any of them, is to that lease, licence, permit or authority or provision as renewed, extended, amended, supplemented, replaced or novated;

(vii)	dollars or $ is to currency of the United States of America; and

(viii)	MCG or Wafi (other than in clause 13) includes a reference to MEL to the extent it holds or is entitled to MCG and Wafi’s right, title and interest to the Tenements described in Recital E and MCG and Wafi’s Participating Interest in the Exploration Portfolio JVA.
(b)	A singular word includes the plural, and vice versa.

(c)	A word that suggests one gender includes the other genders.

(d)	If a word is defined, another part of speech has a corresponding meaning.

(e)	If an example is given of anything (Including a right, obligation or concept), such as by saying it includes something else, the example does not limit the scope of that thing.

(f)	Mentioning anything after includes, including or similar expressions does not limit what else might be included.

(g)	The schedules and annexures to this document are incorporated into and form part of this document

(h)	The word agreement includes an undertaking or other binding arrangement or understanding, whether or not in writing.
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(i)	The terms relevant interest and related corporation have the same meaning as in the Companies Act.

(j)	A person has a substantial holding in a body corporate if the total votes attached to the voting shares in the body in which it or its associates have a relevant interest is 5% or more of the total number of votes attached to the voting shares in the body.

(k)	A reference to a month means to a calendar month.

(l)	For the purposes of this document, an entity controls a second entity if:
(i)	the first entity:
(A)	has the capacity to determine the outcome of decisions about the second entity’s financial and operating policies; or

(B)	has the capacity to influence decisions about the second entity’s financial and operating policies; and
is under a legal obligation to exercise that capacity for the benefit of someone other than the first entity’s members; or
(ii)	the first entity and an Affiliate has a relevant interest in at least 50% of the voting shares of the second entity.
In determining whether the first entity has this capacity:
(i)	the practical influence the first entity can exert (rather than the rights it can enforce) is the issue to be considered;

(ii)	any practice or pattern of behaviour affecting the second entity’s financial or operating policies is to be taken into account (even if it involves a breach of an agreement or a breach of trust); and

(iii)	the first entity has voting power of at least 50% in the second entity.
The first entity does not control the second entity merely because the first entity and a third entity jointly have the capacity to determine the outcome of decisions about the second entity’s financial and operating policies.

(m)	A reference to applicable law includes a reference to all laws of all jurisdictions applicable to the Joint Ventures within and outside Papua New Guinea including regulations, policies, statutory duties, guidelines, official directives or requests of or by any Government Agency, whether or not having the force of law.

(n)	The words used In this document with respect to liability to pay or otherwise relating to GST, that have a defined meaning in the GST Law, have the same meaning as in the GST Law, except where the context makes it clear that a different meaning is intended to apply.
1.3	Business Days

If the day on or by which a person must do something under this document is not a Business Day, the person must do it on or by the next Business Day.
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1.4	Multiple parties
If a party to this document is made up of more than one person, or a term is used in this document to refer to more than one party, then unless otherwise specified in this document:
(a)	an obligation of those persons is joint and several;

(b)	a right of those persons is held by each of them severally; and

(c)	any other reference to that party or term is a reference to each of those persons separately, so that (for example) a representation, warranty or undertaking relates to each of them separately.
1.5	The rule about “contra proferentem”

This document is not to be interpreted against the interests of a party merely because that party proposed this document or some provision of it or because that party relies on a provision of this document to protect itself.

1.6	Allocation between parties comprising Farminee

Without limiting the obligations and liabilities of Farminee under this document, each party comprising Farminee may acquire a Participating Interest for one Joint Venture under this document.

1.7	Currency

All payments to be made under this document will be made in US dollars, unless otherwise agreed by all parties.

2.	OPERATION OF THIS DOCUMENT
(a)	Subject to clause 3, the rights and obligations under this document begin on the date of execution and continue until the earlier of:
(i)	completion of the transfer of the additional 19.99% Participating interest in the Joint Ventures to Farminee under clause 7 following achievement by Farminee of the Farmin Milestone under clause 6.1;

(ii)	termination of this document under clause 11; and

(iii)	any other date agreed by the parties in writing.
(b)	For the duration of this document, the provisions of this document prevail in the event and to the extent of any inconsistency between this document and the relevant JVA.
3.	CONDITIONS

3.1	Conditions precedent

The provisions of this document other than this clause and clauses 1 (Interpretation), 5.7 (Harmony Expenditure) 13.1 (Wafi-Golpu Royalty), 14 (Confidentiality), 18 (Assignment and Amendment), 19 (Notices), and 20 (General) do not become binding unless and until:
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(a)	this document, each of the transfers of a 30.01% undivided interest as tenant in common in each of the Tenements in favour of Farminee as contemplated under Stage 1 Completion and each of the JVAs are approved unconditionally by the Minister for Mining;

(b)	each Farminee obtains certification under the Investment Promotion Act 1992 on terms that permit them to enter into and carry out the transactions contemplated by the Transaction Documents;

(c)	the shareholder of Wafi, MCG and MEL approves the transactions contemplated by the Transaction Documents as a major transaction for the purposes of section 110 of the Companies Act; and

(d)	this document and the transactions contemplated under it are approved in writing by Westpac pursuant to the Master Lease Agreement on terms acceptable to Farminee and MCG (acting reasonably).
3.2	Waiver of conditions precedent
(a)	The following conditions referred to in clause 3.1 are for the benefit of the following party or parties:

Condition	Party

clause 3.1(a) — (d) inclusive	MCG, Wafi and Farminee
(b)	If a condition referred to in clause 3.1 has been included for the benefit of one party only, only that party may, in its sole and absolute discretion, rely on or waive the breach or non fulfilment of the condition (except that a party must not waive a condition if it would result in a breach of law).

(c)	If a condition has been included for the benefit of more than one party, the breach or non fulfilment of the condition may be waived only by the consent of all those parties.

(d)	The breach or non fulfilment of a condition may only be waived in writing but if clause 3.4(c) applies and MCG complies with its obligations under clause 3.4(c), the condition precedent referred to in clause 3.1 (e) will be taken to be waived by each of MCG, Waft and Farminee.
3.3	General obligation to satisfy conditions precedent

The parties must:
(a)	file all necessary notices and applications in relation to each of the conditions in clause 3.1 with the relevant Government Agencies, as soon as practicable;

(b)	use their respective reasonable endeavours (other than waiver) to ensure that each condition referred to in clause 3.1 is satisfied within the time limit specified for that condition;

(c)	promptly give the other party all information reasonably requested by that party in connection with any application required to satisfy a condition;

(d)	keep each other informed of any circumstances which may result in any of those conditions not being satisfied in accordance with its terms; and
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(e)	promptly advise the other party of the satisfaction of a condition.
3.4	Result of non-satisfaction of conditions precedent
(a)	If all of the conditions referred to in clause 3.1 are not satisfied or waived under clause 3.2 on or before the End Date then any party may before satisfaction or waiver of those conditions, terminate this document by giving written notice to the other.

(b)	If this document is terminated in accordance with clause 3.4(a), then all rights and obligations under this document other than:
(i)	this clause 3 and clauses 1 (Interpretation), 13 (Confidentiality), 19 (Notices), and 20 (General);

(ii)	any clause which is expressed to survive termination of this document; and

(iii)	rights that accrue before the date on which the notice is given, terminate on the day of the notice.
(c)	In the event that the condition referred to in clause 3.1 (d) is not satisfied or waived by the date which is 45 days after the date of this document, then MCG must terminate the Master Lease Agreement (and all lease facilities with Westpac pursuant to the Master Lease Agreement) and pay all amounts due as a consequence to Westpac on or before the Effective Date, in which case such amounts will be deemed to be Harmony Expenditure.
3.5	EL 1316 (Mumeng)

MCG and Wafi must procure that:
(i)	a transfer of the entire beneficial interest in Exploration Licence 1316 in favour of the Venturers in proportion to their Participating Interests under the Wafi-Golpu JVA as Joint Venture Property is approved and registered under the Mining Act free of any Encumbrance (other than an Encumbrance which is a Permitted Encumbrance within the meaning of paragraphs (a), (c) or (d) of the definition of Permitted Encumbrance) within 18 months after the date of this document, unless the Minister for Mining refuses to approve a renewal of this licence before that date; and

(ii)	prior to any such transfer, Harmony Gold (PNG Services) Pty Limited and any other related corporation of Harmony having any interest in Exploration Licence 1316, complies with the terms and conditions of Exploration Licence 1316.
3.6	Alluvial mining leases

MCG must negotiate with the owners of Mining Lease 292 and Mining Lease 212 (being the two alluvial leases which overlay part of Mining Lease 151) for the surrender of the two alluvial leases. Any payment to the owners of the two alluvial leases as compensation for their surrender will be Harmony Expenditure to the extent the payment is made after 1 January 2008. MCG must not otherwise deal with the two alluvial leases or the owners of them in any way which prejudices the Hidden Valley Joint Venture.

4.	AGREEMENT TO PURCHASE AND EARN-IN

Farminee agrees to:
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(a)	Stage 1 — purchase a 30.01 % Participating Interest; and

(b)	Stage 2 — earn an additional 19.99% Participating Interest,
In all the Joint Ventures in accordance with the terms of this document.

5.	STAGE 1 — PURCHASE

5.1	Purchase

MCG and Wafi agree to sell to Farminee, and Farminee agrees to purchase from MCG and Wafi, a 30.01% Participating Interest in each Joint Venture free from any Encumbrance (other than any Permitted Encumbrance within the meaning of paragraph (a), (c) or (d) of the definition of Permitted Encumbrances) for the Stage 1 Purchase Price.

5.2	Stage 1 Completion
(a)	MCG, Wafi and Farminee must effect Stage 1 Completion at the office of Blake Dawson, Level 4, Mogoru Moto Building, Champion Parade, PNG commencing at 10.00 am on the Stage 1 Completion Date.

(b)	Subject to satisfaction of clause 5.2(c), Stage 1 Completion will be effected as follows:
(i)	MCG and Wafi must execute and deliver to Farminee unstamped, dated and registrable transfers of a 30.01% undivided interest as tenant in common in each of the Tenements in favour of the relevant Farminee subject to any Permitted Encumbrance (other than any Permitted Encumbrance within the meaning of paragraph (b) of the definition of Permitted Encumbrance);

(ii)	MCG and Wafi must each execute and deliver, in a form approved by Farminee, a Tax Notice for the maximum amount permitted under the Tax Act (but not exceeding 30.01% of its Expenditure Balance as at the Stage 1 Completion Date);

(iii)	MCG and Wafi must procure that:
(A)	50 B class shares are issued to Newcrest 1, Newcrest 2 and Newcrest 3 in the relevant Operator for the Hidden Valley Joint Venture, the Wafi-Golpu Joint Venture and the Exploration Portfolio Joint Venture; and

(B)	nominees of Farminee are appointed as directors of Hidden Valley Services Limited, Wafi-Goipu Services Limited and Morobe Exploration Services Limited; and
(iv)	MCG, Wafi and MEL, as necessary and Farminee must execute each Transaction Document that has not already been executed; and

(v)	Farminee delivers to MCG, Wafi and MEL the Parent Company Guarantee duly executed by Newcrest Mining Limited, unless it has been previously delivered by Farminee to MCG, Wafi and MEL.
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(c)	At Stage 1 Completion and subject to clause 5.8, Farminee must pay the Stage 1 Purchase Price to MCG and Wafi apportioned as set in Schedule 1 and in the following manner.
(i)	by delivering an unendorsed bank cheque at the place, or by direct transfer of cleared funds to the credit of the account, that MCG and Wafi nominate at least 1 Business Day before the payment is made; and

(ii)	without any set-off or counterclaim and (to the extent permitted by law) free and clear of, and without deduction or withholding for or on account of, any Taxes.
5.3	Deductions and withholdings

If at any time an applicable law obliges Farminee to make a deduction or withholding in respect of Taxes from a payment to MCG and Wafi under this document, Farminee:
(a)	must notify MCG and Wafi of the obligation promptly after Farminee becomes aware of it;

(b)	must ensure that the deduction or withholding does not exceed the minimum amount required by applicable law;

(c)	must pay to the relevant Government Agency on time the full amount of the deduction or withholding and promptly deliver to MCG and Wafi a copy of any receipt, certificate or other proof of payment; and

(d)	must indemnify MCG and Wafi against the deduction or withholding by paying to the MCG and Wafi, at the time that the payment to MCG and Wafi is due, an additional amount that ensures that, after the deduction or withholding is made, MCG and Wafi receives a net sum equal to the sum that it would have received if the deduction or withholding had not been made.
5.4	Currency indemnity

If, for any reason (including as a result of a judgment or order), an amount payable by Farminee under or in respect of this document (Relevant Amount) is received by MCG and Wafi in a currency (Payment Currency) that is not the currency in which the amount is expressed to be payable under this document (Required Currency) then Farminee, as an independent obligation, must indemnify MCG and Wafi against, and must pay MCG and Wafi on demand the amount of, any shortfall between:
(a)	the amount of Required Currency which MCG and Wafi receives on converting the amount it received in the Payment Currency into an amount in the Required Currency in accordance with its usual practice; and

(b)	the relevant amount in the Required Currency.
5.5	Conduct prior to Stage 1 Completion Date

Prior to the Stage 1 Completion Date, except as provided for in the Stage 2 Operating Program, the Budget for the Stage 2 Operating Program or consented to in writing by Farminee, MCG and Wafi must:
(a)	manage and conduct their activities in relation to property which is to form part of Joint Venture Property for the Joint Ventures in the ordinary and usual course, which includes the maintenance of all existing insurance policies;
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(b)	not enter into any commitment which does or will involve expenditure relating to property which is to form part of Joint Venture Property in excess of $500,000;

(c)	except for disposals in the ordinary and usual course of business, not dispose of or grant any Encumbrance over any property which is to form part of Joint Venture Property with respect to any Joint Venture; and

(d)	not enter into or terminate any Contract or alter or waive any of their material rights or obligations under any Contract where the value of the Contract, alteration or waiver is in excess of $500,000.
5.6	Farminee termination right prior to Stage 1 Completion Date

Prior to the Stage 1 Completion Date, Farminee may terminate this document by notice to MCG and Wafi if:
(a)	MCG or Wafi (or both of them) does not comply with its obligations set out in clause 5.5 in any material respect;

(b)	any Warranty given by MCG or Wafi is or becomes inaccurate or misleading in any material respect; or

(c)	there is a material adverse change caused by an event which results in the physical destruction of or damage to assets held by MCG or Wafi or devastation of or damage to land subject to the Tenements, the repair or remediation of which would cost more than $45 million.
If Farminee terminates this document pursuant to paragraph (c) of this clause, it has no Claim against MCG, Wafi or their Affiliates relating to that termination or that relevant event or circumstance.

5.7	Harmony Expenditure
(a)	Within 10 Business Days after the date of this document, MCG and Wafi must provide Farminee with a monthly management report of Harmony Expenditure for the period from 1 January 2008 to the end of the month immediately before the month in which the date of this document falls (Initial Expenditure Statement). Thereafter, by the 10th Business Day of every following month, MCG and Wafi must provide Farminee with a monthly management report of Harmony Expenditure for the previous month including a reconciliation of any amounts for which an accrued provision was made in and included in the monthly management report for any previous month and for which payment has since been made (including taking account of payment discounts, credits or other allowances actually received in respect of such previously accrued amounts) (Monthly Expenditure Statement).

(b)	At least 5 Business Days prior to the Stage 1 Completion Date, Wafi and MCG must provide Farminee with an estimate of Harmony Expenditure for the period from the beginning of the month in which a Monthly Expenditure Statement was most recently provided to Farminee to the Effective Date (Forecast Expenditure Statement).

(c)	The aggregate of the amounts of Harmony Expenditure set out in the Initial Expenditure Statement, each Monthly Expenditure Statement provided under clause 5.7(a) and the Forecast Expenditure Statement shall be the Harmony Estimated Expenditure for the purposes of calculating the Stage 1 Purchase Price.
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(d)	Within 10 Business Days after the Stage 1 Completion Date, Wafi and MCG must provide Farminee with a statement (Final Expenditure Statement) showing the actual amount of Harmony Expenditure for the period for which the Forecast Expenditure Statement was prepared.

(e)	Actual Harmony Expenditure shall be the aggregate of the actual amount of Harmony Expenditure for the period to which the Final Expenditure Statement relates (which has been agreed by Farminee or determined by the Expert) and the actual amount of Harmony Expenditure for all of the previous months from 1 January 2008 (which amount has been agreed by Farminee or determined by the Expert).

(f)	The Adjustment Amount is the amount calculated as follows:

(Actual Harmony Expenditure — Harmony Estimated Expenditure) x 30.01%.
(i)	If the Adjustment Amount is positive, Farminee must pay the Adjustment Amount to MCG and Wafi;

(iii)	If the Adjustment Amount is negative, Harmony must pay the Adjustment Amount to Farminee.

(iv)	If the Adjustment Amount is zero, no Adjustment Amount is payable.
(g)	Each monthly management report or expenditure statement prepared for the purposes of clause 5.7 must be prepared by MCG and Wafi in accordance with the principles set out in Schedule 6 and MCG and Wafi must:
(i)	provide or ensure the provision of all information and documentation which may be reasonably requested by Farminee; and

(ii)	permit Farminee to have access to and take extracts from or copies of any books, correspondence, accounts or other records relating to the Wafi-Golpu Project, the Hidden Valley Project and the Exploration Portfolio Project, to the extent those documents or records are relevant to the preparation or verification of any expenditure statement, to enable Farminee to verify the accuracy of each expenditure statement.
(ii)	Farminee must notify MCG and Wafi within:
(A)	15 Business Days of receiving the Initial Expenditure Statement;

(B)	10 Business Days of receiving a Monthly Expenditure Statement; and

(C)	10 Business Days of receiving the Final Expenditure Statement, whether it disputes the relevant statement. If it disputes a statement it must also provide MCG and Wafi with a notice setting out details of the dispute (Dispute Notice).
(iii)	Within 5 Business Days after Farminee having delivered a Dispute Notice to MCG and Wafi, Farminee, MCG and Wafi must meet in order to attempt to resolve the dispute. If the dispute is not resolved within 5 Business Days of this meeting, the dispute must be promptly submitted for determination by an Expert.
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(iv)	The Expert must be selected by agreement between Wafi or MCG (on the one hand) and Farminee (on the other hand) or failing agreement between them within 5 Business Days after they commence to discuss selection of the Expert, selected by the President for the time being of the Institute of Chartered Accountants of Australia (or his or her nominee).

(v)	The disputed matters must be referred to the Expert by written submissions of MCG and Wafi (on the one hand) and Farminee (on the other hand) and must include only:
(A)	the relevant monthly management report or expenditure statement (together with any supporting documentation);

(B)	an extract of the relevant provisions of this document; and

(C)	the submissions of MCG and Wafi (on the one hand) and Farminee (on the other hand) in relation to the matters in dispute.
(vi)	The Expert must be instructed to decide the matters in dispute and finish its determination and provide it to MCG, Wafi and Farminee no later than 10 Business Days after submission of the dispute to the Expert.

(vii)	MCG, Wafi and Farminee must promptly provide the Expert with any information, assistance and co-operation requested in writing by the Expert in connection with its determination.

(viii)	The Expert must be instructed to apply the principles set out in Schedule 6.

(ix)	Other than as agreed by MCG and Wafi (on the one hand) and Farminee (on the other hand), the Expert will decide the procedures to be followed by the Expert.

(x)	The Expert must act as an expert and not an arbitrator. The Expert’s written determination will be final and binding on the parties in the absence of manifest error and the relevant expenditure statement will be deemed to be amended as directed by the Expert.

(xi)	The cost of a determination by an Expert must be borne by the parties in such manner as the Expert determines (having regard to the merits of the dispute) or, failing such determination, equally by MCG and Wafi (on the one hand) and by Farminee (on the other hand).
(h)	Farminee will have no liability for, and MCG and Wafi must indemnify Farminee against any liability for or in respect of:
(i)	any amounts of Harmony Expenditure that are accrued or incurred prior to the Effective Date; or

(ii)	any other expenditure accrued or incurred by Wafi and MCG in relation to the Hidden Valley Project, the Wafi-Golpu Project and the Exploration Portfolio Project prior to 1 January 2008, but which have not been paid by MCG or Wafi on or before Stage 1 Completion.
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5.8	Renewal of Exploration Licence 440
(a)	If Exploration Licence 440 is not renewed by the relevant Government Agency responsible for its renewal on or prior to the Stage 1 Completion Date, at Stage 1 Completion Farminee must pay $50 million of the Stage 1 Purchase Price to an escrow account or agent agreed between MCG and Wafi (on one hand) and Farminee (on the other hand) to be held in escrow in accordance with this clause 5.8 (and otherwise on escrow terms agreed between MCG and Wafi (on one hand) and Farminee (on the other hand)).

(b)	The parties will procure that the amount so held in escrow (together with all interest (if any) earned on that amount, less any applicable fees or charges payable in respect of the agreed escrow arrangements) under paragraph (a) will be paid:
(i)	to MCG and Wafi (or as MCG and Wafi may direct by notice to Farminee) if Exploration Licence 440 is renewed by the relevant Government Agency responsible for its renewal within 5 years after the Stage 1 Completion Date; or

(ii)	to Farminee if Exploration Licence 440 is not renewed by the relevant Government Agency responsible for its renewal within 5 years after the Stage 1 Completion Date or if, prior to the expiry of that period, MCG or Wafi receives notification from the relevant Government Agency responsible for the renewal of Exploration Licence 440 that it will not renew Exploration Licence 440, and if paragraph (b)(ii) applies the Stage 1 Purchase Price will be taken to be reduced by that amount of $50 million and, for the avoidance of doubt, such reduction will not reduce or vary Stage 2 Expenditure.
(c)	If clause 5.8(b)(ii) applies and subsequently MCG, Wafi or Farminee obtains rights to an exploration licence that comprises materially all of the mineral potential of Exploration Licence 440 within 7 years after the Stage 1 Completion Date (Replacement Tenement), the parties will do all things necessary for the Replacement Tenement to become Joint Venture Property of the Wafi-Golpu Joint Venture. On that Replacement Tenement becoming Joint Venture Property of the Wafi-Golpu Joint Venture, Farminee must pay MCG and Wafi the amount of $50 million. This obligation does not apply if at that relevant time the Farminee is no longer a Venturer.

(d)	If a Replacement Tenement is not obtained by a party within the time referred to in paragraph (c), the area of Exploration Licence 440 is excised from the JV Area and the JV Non-Competition Area in the Wafi-Golpu Joint Venture.
5.9	Employee entitlements

If an employee of MCG, Wafi, Farminee or their related corporations becomes an employee of an Operator, on or after the Stage 1 Completion Date, then the parties must procure that the relevant employer pays that Operator an amount equal to 70% of the aggregate value of the accrued but unpaid entitlements of that employee to salary or wages, sick leave, annual leave and long service leave up to the date on which the employee becomes an employee of an Operator. For the avoidance of doubt, this obligation does not affect section 6 or Schedule 6 which provides that Harmony Expenditure includes employee entitlements which accrue between 1 January 2008 and Stage 1 Completion.
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6.	STAGE 2-FARMIN
6.1	Farminee’s rights and obligations — Stage 2
(a)	Commencing from Stage 1 Completion, Farminee must, subject to clause 6.1(c), contribute the full amount of Stage 2 Expenditure in accordance with this document.

(b)	Farminee must make the contributions referred to in clause 6.1(a):
(i)	during the Farmin Period, and more particularly, but subject to clause 6.2, as and when called upon to do so by the Operators of the respective Joint Ventures in accordance with the procedure defined in clauses 12, 13 and 14 of the relevant JVA;

(ii)	as to the proportion corresponding to the Participating Interest of Farminee, on its own behalf to the Operator of the respective Joint Venture for the benefit of the Joint Account;

(iii)	as to the proportion corresponding to the Participating Interest of MCG and Wafi, to the Operator of the respective Joint Venture for the benefit of the Joint Account as payment at the direction of MCG and Wafi of the amounts for which MCG and Wafi are liable under the relevant JVA; and

(iv)	in accordance with clause 10.
(c)	The Farmin Milestone is the earlier of:
(i)	the date on which Farminee has contributed Stage 2 Expenditure in full;

(ii)	the date on which the Hidden Valley mine is Commissioned; and

(iii)	30 June 2009.
(d)	On achieving the Farmin Milestone:
(i)	Farminee becomes entitled to a further 19.99% Participating Interest in all the Joint Ventures;

(ii)	the provisions of clause 7 apply; and

(iii)	if sub-paragraphs 6.1(c)(ii) or (iii) apply, Farminee must pay, at the direction of MCG or Wafi to:
(A)	MCG and Wafi in aggregate, 50%; or

(B)	the Operators of the Joint Ventures in aggregate, for the benefit of MCG or Wafi, 50%, of the difference between Stage 2 Expenditure and the amount which Farminee has paid to the Operators under clause 6.1(b).
6.2	MCG and Wafi’s right to vary the Operating Program or Budget
(a)	Notwithstanding any other provision of this document and each JVA, during the Farmin Period, the Operator may advise the Joint Venture Committee to vary the
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Stage 2 Operating Program or Budget for the Stage 2 Operating Program (or both) at any time and in any way during the term of this document provided that the aggregate variations in respect of the Stage 2 Operating Program or the Budget must not be variations which, in aggregate cost, are greater than 25% in any 2 month period, without written approval of Farminee.
(b)	Any amendment to the Budget or Stage 2 Operating Program under clause 6.2(a) does not affect in any way Farminee’s obligation to make contributions under clause 6.1(a), and, for the avoidance of uncertainty, does not increase the aggregate amount of Stage 2 Expenditure to be contributed by Farminee under clause 6.1(a).

(c)	For the avoidance of doubt, any amendment to the Budget or Stage 2 Operating Program outside the parameters specified in clause 6.1(a) requires approval in accordance with the provisions of the JVAs.
6.3	Contribution by Farminee is sole contribution — Stage 2

During the Farmin Period, and despite any provision to the contrary in any JVA:
(a)	MCG, with respect to the Exploration Portfolio Joint Venture and the Hidden Valley Joint Venture; and

(b)	Wafi, with respect to the Exploration Portfolio Joint Venture and the Wafi-Golpu Joint Venture,
are not required to make any payments in respect of their contributions to Joint Venture Expenditure which is Stage 2 Expenditure for which they are otherwise liable under the relevant JVA, except by way of a payment made at their direction in accordance with clause 6.1(b)(iii).
6.4	Credit for first gold

MCG must account to Farminee for that proportion of the actual proceeds of sale of the first 15,000 ounces of gold poured from the Hidden Valley Mine (on normal commercial terms) as is equal to the Participating Interest (expressed as a percentage) of Farminee on the expiration or termination of this document.

7.	TRANSFER OF LEGAL INTEREST
(a)	On Farminee achieving the Farmin Milestone:
(i)	MCG, Wafi and Farminee must do all things reasonably necessary including, but not limited to:
(A)	executing all necessary documentation; and

(B)	applying for all necessary Authorisations and registrations under the Mining Act, to effect the transfer of the additional 19.99% Participating Interest in the Joint Ventures to Farminee subject to any Permitted Encumbrance existing at the time of the transfer (other than a Permitted Encumbrance within the meaning of paragraph (b) of the definition of Permitted Encumbrance) to Farminee or as Farminee may otherwise validly direct; and
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(ii)	MCG and Wafi must each execute and deliver to Farminee, in a form approved by Farminee, a Tax Notice for an amount which is the aggregate of 19.99% of its Expenditure Balance as at the Stage 1 Completion Date and 19.99% (or such greater or lesser percentage necessary to ensure that MCG or Wafi (on one hand) and Farminee (on the other hand) as at the date on which the Farmin Milestone is achieved share equally the total accumulated Expenditure Balances as at that date) of the Stage 2 Expenditure on its Tenements, or if the Tax Act prevents the Tax Notice being for that amount then for the greatest amount up to that amount as is permitted under the Tax Act.
(b)	On:
(i)	the Participating Interests in the Joint Ventures being transferred to Farminee; and

(ii)	Farminee, MCG and Wafi making any adjustment required under clause 5.7, this document terminates and each Joint Venture operates independently in accordance with its respective JVA.
8.	REPRESENTATIONS AND WARRANTIES

8.1	Representations and warranties by Wafi and MCG

Wafi and MCG represent and warrant to Farminee that:
(a)	they are companies limited by shares under the Companies Act;

(b)	they have full legal capacity and power to:
(i)	own their property and to carry on their business; and

(ii)	enter into this document and the relevant Transaction Documents and to carry out the transactions that these documents contemplate;
(c)	they have taken all corporate action that is necessary or desirable to authorise their entry into this document and the relevant Transaction Documents and their carrying out the transactions that these documents contemplate;

(d)	they hold each Authorisation that is necessary or desirable to:
(i)	enable them to properly execute this document and the relevant Transaction Documents and to carry out the transactions that these documents contemplate;

(ii)	ensure that this document and the relevant Transaction Documents are legal, valid, binding and admissible in evidence, and they are complying with any conditions to which any of these Authorisations is subject; and
(e)	this document and the relevant Transaction Documents constitute their legal, valid and binding obligations, enforceable against them in accordance with their terms
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(except to the extent limited by equitable principles and laws affecting creditors’ rights generally), subject to any necessary stamping or registration; and

(f)	each of the Warranties is true and correct.
8.2	Representations and warranties by Farminee

Farminee represents and warrants that:
(a)	it is a company limited by shares under the Companies Act;

(b)	it has full legal capacity and power to:
(i)	own its property and to carry on its business; and

(ii)	enter into this document and the other Transaction Documents and to carry out the transactions that this document and the relevant Transaction Documents contemplate;
(c)	it has taken all corporate action that is necessary or desirable to authorise its entry into this document and the relevant Transaction Documents and its carrying out the transactions that this document and the relevant Transaction Documents contemplate;

(d)	it holds each Authorisation that is necessary or desirable to:
(i)	enable it to properly execute this document and the relevant Transaction Documents and to carry out the transactions that these documents contemplate;

(ii)	ensure that this document and the relevant Transaction Documents are legal, valid, binding and admissible in evidence, and it is complying with any conditions to which any of these Authorisations is subject; and

(e)	this document and the relevant Transaction Documents constitute its legal, valid and binding obligations, enforceable against it in accordance with their terms (except to the extent limited by equitable principles and laws affecting creditors’ rights generally), subject to any necessary stamping or registration.
8.3	Repetition of representations and warranties

The Warranties are taken to be repeated only if so stated in Schedule 4 on the basis of the facts and circumstances as at that date.

8.4	Reliance on representations and warranties
(a)	Farminee acknowledges that both MCG and Wafi have executed this document and agreed to take part in the transactions that this document contemplates in reliance on the representations and warranties that are made in clause 8.2.

(b)	MCG and Wafi acknowledge that Farminee has executed this document and agreed to take part in the transactions that this document contemplates in reliance on the Warranties that are made or repeated in accordance with clauses 8.1 and 8.3.
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8.5	Disclosures

Each of the Warranties is subject to the matters fairly and accurately disclosed in the Disclosure Material.

8.6	Exceptions to Warranties

The Warranties are not breached by, and each representation in the Warranties is qualified by:
(a)	(information provided) anything disclosed or referred to in any information relating to the Hidden Valley Project, Wafi-Golpu Project or Exploration Portfolio Project which has been made available to Farminee or to any related corporation of Farminee (or any of their respective officers) by MCG or Wafi or by any of their related corporations or their advisers in respect of these Projects before Farminee enters this document;

(b)	(disclosed in this document) anything disclosed or referred to in the Data Room or the Disclosure Material or elsewhere in this document or in any annexure or exhibit;

(c)	(actual knowledge) anything which the Farminee or Newcrest Mining Limited or any of its related corporations actually knows before entering this document;

(d)	(changes in law) anything arising from any change after the date of this document in any Tax or in any applicable law or in its interpretation (whether or not with any retrospective effect); or

(e)	(consent or agreement) anything to the extent that it is caused by or contributed to by any act, omission, transaction, or arrangement:
(i)	of, by or on behalf of, Farminee or any related corporation of Farminee; and

(ii)	of, by or on behalf of MCG and Wafi, or any other person, at the request or with the express written consent of Farminee.
8.7	No further Warranties

Except for the Warranties or except as otherwise expressly provided in this document or in any other Transaction Document, MCG and Wafi makes no express or implied representation or warranty at all, including:
(a)	(the future) as to future matters, including future costs, revenues or profits; or

(b)	(forecasts) as to the accuracy, completeness or reasonableness of any mine plans, projection, forecast or forward looking information, or of any assumptions on which they are based.
8.8	Exclusion of implied obligations

To the maximum extent permitted by law and except as otherwise provided in this document or in any other Transaction Document, every condition, warranty, term, provision, representation or undertaking (express, implied, written, oral, collateral, statutory or otherwise) except the Warranties is excluded.

8.9	Quality of information

The Farminee acknowledges to and agrees with MCG and Wafi (on behalf of itself and as trustee for each of their Affiliates) that the discussions about Hidden Valley Project, Wafi-
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Golpu Project or Exploration Portfolio Project and the provision of information relating to the Hidden Valley Project, Wafi-Golpu Project or Exploration Portfolio Project were made by MCG and Wafi and accepted by the Farminee, and this document is entered into, on the basis and condition that, except for MCG and Wafi and then only to the extent of the Warranties:
(a)	(information not warranted) neither MCG nor Wafi has made or makes any representation or warranty as to the accuracy or completeness of any information;

(b)	(no duty of care) neither MCG nor Wafi accepts any duty of care for the provision of any information to the Farminee or to any Affiliates of the Farminee or to any provider of finance or to any other person; and

(c)	(no reliance) neither the Farminee nor any of its Affiliates relies on any Related Person or upon MCG or Wafi to provide complete information or information that is not misleading.
8.10	No liability if loss is otherwise compensated for

Farminee may only recover once for the same Loss, and cannot bring a Claim for an amount or Loss to the extent that the same amount or Loss has been recovered in another Claim, or is made good or is compensated for without cost to Farminee.

8.11	Limitation on Claims

Any Claim is excluded to the extent that it is for indirect or consequential loss or loss of profit or economic loss, however it arises or for punitive or exemplary damages.

8.12	Warranties are personal
(a)	(personal rights) The rights of Farminee to make a Claim based on a Warranty are personal to Farminee and may not be Assigned to any other person.

(b)	(if Farminee on sells) Neither Farminee nor a person deriving title from Farminee can make a Claim based on a Warranty if Farminee has after Stage 1 Completion ceased to own or ceased to hold a Participating interest in any Joint Venture.
8.13	Threshold for Claims

Farminee cannot make any Claim for breach of any Warranty that is otherwise permitted by this document for less than $1,000,000.

8.14	Cap on Claims

The liability of MCG and Wafi for Claims for breach of any Warranty is limited to the amount equal to the total of the Stage 1 Purchase Price plus the amount contributed by Farminee as Stage 2 Expenditure as at the date on which the Claim is finally resolved or otherwise disposed of. This clause 8.14 operates to the fullest extent permitted by law.

8.15	Time limits for bringing Claims

Farminee cannot make any Claim for breach of any Warranty, and the liability of MCG and Wafi for such a Claim is absolutely barred, unless within 2 years after the date on which the Farmin Milestone is achieved, Farminee gives to MCG and Wafi notice of the Claim specifying in detail the matter which gives rise to the Claim, the nature of the Claim, the amount claimed, and how the amount is calculated.
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8.16	Construction

Each Warranty is to be construed independently of the others and is not limited by reference to any other Warranty.

9.	FORCE MAJEURE

9.1	Notice and suspension of obligations

If a party is affected, or likely to be affected, by a Force Majeure Event:
(a)	that party must immediately give the other party prompt notice of that fact including:
(i)	full particulars of the Force Majeure Event;

(ii)	an estimate of its likely duration;

(iii)	the obligations affected by it and the extent of its effect on those obligations; and

(iv)	the steps taken to rectify it; and
(b)	the obligations under this document of the party giving the notice are suspended to the extent to which they are affected by the relevant Force Majeure Event as long as the Force Majeure Event continues.
9.2	Effort to overcome

A party claiming a Force Majeure Event must use its best endeavours to remove, overcome or minimise the effects of that Force Majeure Event as quickly as possible. However, this does not require a party to:
(a)	settle any industrial dispute in any way it does not want to; or

(b)	enter into any agreement relating to the rights of landowners or a nominee of the Independent State of Papua New Guinea on terms not acceptable to it for the sole purpose of removing the Force Majeure Event.
9.3	Alternative supply

During any period in which a party is not performing obligations because of a claimed Force Majeure Event, the other party may make alternative arrangements for the performance, whether by another person or otherwise, of any obligation which the party claiming the Force Majeure Event is not performing without incurring any liability to that party.

10.	PAYMENTS TO OPERATOR

10.1	How payments must be made

Farminee must make each payment under clause 6 of this document:
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(a)	by delivering an unendorsed bank cheque at the place, or by direct transfer of cleared funds to the credit of the account, that the Operator nominates at least 5 Business Day before the payment is made; and

(b)	without any set-off or counterclaim and (to the extent permitted by law) free and clear of, and without deduction or withholding for or on account of, any Taxes.
10.2	Deductions and withholdings

If at any time an applicable law obliges Farminee to make a deduction or withholding in respect of Taxes from a payment to the Operator under this document, Farminee:
(a)	must notify MCG and Wafi of the obligation promptly after Farminee becomes aware of it;

(b)	must ensure that the deduction or withholding does not exceed the minimum amount required by applicable law;

(c)	must pay to the relevant Government Agency on time the full amount of the deduction or withholding and promptly deliver to the Operator a copy of any receipt, certificate or other proof of payment; and

(d)	must indemnify the Operator against the deduction or withholding by paying to the Operator (for the benefit of the Joint Account), at the time that the payment to the Operator is due, an additional amount that ensures that, after the deduction or withholding is made, the Operator receives a net sum equal to the sum that it would have received if the deduction or withholding had not been made.
10.3	Interest
(a)	Farminee must pay Interest on each amount that is not paid when due, from (and including) the due date to (but excluding) the day on which it is paid in full, at the rate calculated in accordance with clause 10.3(b). Farminee must pay this interest on demand.

(b)	Interest on an unpaid amount accrues each day at a rate equal to the sum of the indicator lending rate charged by Westpac on overdrafts of K100,000 for that day and 3% per annum, and is capitalised (if not paid) every 5 Business Days.

(c)	Clause 10.3(a) does not affect Farminee’s obligation to pay each amount under this document when due.
10.4	Currency indemnity

If, for any reason (including as a result of a judgment or order), an amount payable by Farminee under or in respect of this document (Relevant Amount) is received by the Operator in a currency (Payment Currency) that is not the currency in which the amount is expressed to be payable under this document (Required Currency) then Farminee, as an independent obligation, must indemnify the Operator against, and must pay the Operator (for the benefit of the Joint Account) on demand the amount of, any shortfall between:
(a)	the amount of Required Currency which the Operator receives on converting the amount it received in the Payment Currency into an amount in the Required Currency in accordance with its usual practice; and

(b)	the relevant amount in the Required Currency.
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11.	DEFAULT

11.1	What is a Default Event?
(a)	Each of these events or circumstances is a Default Event during the Farmin Period:
(i)	if Farminee fails to pay any amount that is due and payable by it under this document (in particular under clauses 5.1 and 6.1);

(ii)	if a party breaches a material term or condition of any JVA;

(iii)	if a party Assigns any of its right or interest in this document or any other Transaction Document in breach of clause 18 or that other Transaction Document;

(iv)	if an Insolvency Event occurs in respect of a party other than as part of a solvent reconstruction, amalgamation, merger or consolidation that has been approved by the other parties; or

(v)	if there is a Change of Control of a party.
For the purposes of clause 11.1(a)(iv), an Insolvency Event which occurs in respect of:
(A)	Harmony will be deemed to be an Insolvency Event occurring in respect of Wafi and MCG; and

(B)	Newcrest Mining Limited will be deemed to be an Insolvency Event occurring in respect of Farminee.
(b)	For the purposes of clause 11.1(a), Change of Control occurs in relation to a body corporate or entity (the body) where:
(i)	an entity that controls the body ceases to control the body; or

(ii)	an entity that does not control the body comes to control the body.
No Change of Control occurs if:
(A)	the entity that ceases to control the body under clause 11.1(b) was, immediately beforehand, controlled by a body corporate that controls the body; or

(B)	the entity that comes to control the body under clause 11.1(b) is, immediately afterward, a wholly-owned subsidiary of a body corporate that previously controlled and continues to control the body; or

(C)	it results from a Change in Control of a listed entity.
11.2	Defaulting Party to notify of Default Event and remedy

A party must notify the other parties immediately after:
(a)	it commits a Default Event or a Default Event occurs in respect of it; or

(b)	it remedies a Default Event,
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and the notice must set out full details of the Default Event or how the Default Event has been remedied (as the case may be).

11.3	Operator to notify of Default Event and remedy

The Operator must notify the parties immediately it becomes aware:
(a)	of anything which, in the Operator’s reasonable opinion, is likely to result in a party committing a Default Event or a Default Event occurring in respect of a party;

(b)	that a party has committed a Default Event or a Default Event has occurred in respect of a party; or

(c)	that a Default Event has been remedied by a party.
11.4	Giving of Default Notice

If following Stage 1 Completion a Default Event is committed by or occurs in respect of a party (the Defaulting Party), another party (a Non-Defaulting Party) may, within 25 Business Days after becoming aware of the Default Event, give the Defaulting Party a notice (Default Notice) that:
(a)	identifies it as a notice under this clause 11.4;

(b)	states the Default Event that has been committed or occurred and specifies all details of it that the Non-Defaulting Party, is aware of; and

(c)	if the Default Event:
(i)	is not an Insolvency Event and is capable of remedy, requires the Defaulting Party to remedy the Default Event within 15 Business Days; or

(ii)	is an Insolvency Event, requires the Defaulting Party to remedy the Default Event within 10 Business Days, after the Defaulting Party receives the Default Notice (Remedy Period).
11.5	Rights of Non-Defaulting Party
(a)	If a Default Notice is given and is in respect of a Default Event which is not an Insolvency Event, and, in the case of a Default Event that can be remedied, the Default Event is not remedied within the Remedy Period, the Non-Defaulting Party may within 10 Business Days after:
(i)	for a Default Event that cannot be remedied, the Default Notice is given; or

(ii)	for a Default Event that can be remedied, the end of the Remedy Period, give a notice to the Defaulting Party terminating this document with effect from the date specified in the notice, being a date at least 10 Business Days after the date of the notice.

(b)	If a Default Notice is given and is in respect of a Default Event which is an Insolvency Event and the Default Event is not remedied within the Remedy Period, the Non-Defaulting Party may give a notice to the Defaulting Party terminating this document with immediate effect.

(c)	In the event of termination referred to in clause 11.5(a) or 11.5(b):
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(i)	each Joint Venture operates independently in accordance with its respective JVA;

(ii)	if prior to the occurrence of the Farmin Milestone the Defaulting Party is Farminee, Wafi and MCG must transfer to Farminee a 10% Participating Interest in each Joint Venture after full payment of the first 50% portion of Stage 2 Expenditure (in aggregate) paid to the Operators after the Stage 1 Completion Date;

(iii)	if the Defaulting Party is MCG or Wafi and the Default Event is an Insolvency Event, MCG and Wafi must within 5 Business Days of receipt of a notice from Farminee, transfer a 19.99% Participating Interest in each Joint Venture to Farminee on payment by Farminee to MCG and Wafi (or to the Operators for the benefit of the Joint Account and to be to the credit of MCG and Wafi if so directed by MCG and Wafi) of 50% of the amount (if any) by which the Stage 2 Expenditure exceeds the aggregate amounts already paid by Farminee to the Operators under clause 6 (failing which, the total amount already paid by Farminee to the Operators under clause 6 will be an amount immediately due and payable by MCG and Wafi to Farminee);

(iv)	if the Defaulting Party is MCG or Wafi and the Default Event is not an Insolvency Event, MCG and Wafi must within 5 Business Days of receipt of a notice from Farminee, transfer a 19.99% Participating interest in each Joint Venture to Farminee on payment by Farminee to MCG and Wafi (or to the Operators for the benefit of the Joint Account and to be to the credit of MCG and Wafi if so directed by MCG and Wafi) of 50% of the amount (if any) by which the Stage 2 Expenditure exceeds the aggregate amounts already paid by Farminee to the Operators under clause 6.
11.6	Withdrawal of Default Notice

A Default Notice is withdrawn, or taken to be withdrawn, by a Non-Defaulting Party if it:
(a)	withdraws the Default Notice by notice to the Defaulting Party; or

(b)	does not give a notice under clause 11.5 within the period specified in the clause.
11.7	Option to purchase

If the Defaulting Party is Farminee and the relevant Default Event is that referred to in sub-paragraphs 11.1(a)(iv) or (v), in addition to MCG and Wafi’s rights under clause 11.5, in the circumstances described in that clause and within 20 Business Days of receipt by Farminee of a notice under clause 11.5(a) or 11.5(b) from MCG or Wafi, MCG and Wafi may also give a notice to Farminee requiring Farminee to sell to MCG and Wafi (or to their nominees) all, but not part, of Farminee’s Participating Interest acquired under this document free from any Encumbrance (other than a Permitted Encumbrance) and at a price equal to the Stage 1 Purchase Price plus an amount equal to:
(a)	30.01%; or

(b)	if Farminee has acquired or is entitled to be transferred an additional 10% Participating Interest pursuant to clause 11.5(c)(ii), 40%, of the payments made by Farminee to the Operators under clause 6.1 (Agreed Price).
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11.8	Time for completion

The parties must complete the sale and purchase of Farminee’s Participating Interest under clause 11.7 within 40 Business Days of the notice under clause 11.7.

11.9	What is to be done at completion

At completion of the sale of Farminee’s Participating Interest under clause 11.7:
(a)	MCG or Wafi or both of them must pay (or ensure its nominee pays) to Farminee, by unendorsed bank cheque, the Agreed Price;

(b)	MCG, Wafi and Farminee must do all things reasonably necessary including, but not limited to, executing all necessary documentation and applying for all necessary Authorisations and registration under the Mining Act, to effect the transfer of the Participating Interest free from any Encumbrance to MCG and Wafi or as MCG and Wafi may otherwise direct; and

(c)	Farminee must deliver to MCG and Wafi all Tenements Information in the possession of Farminee relevant to the Joint Ventures.
11.10	Power of Attorney

For the purposes of clause 11.9, Farminee irrevocably appoints MCG and Wafi severally as its attorney to do anything (including execute any document) necessary for the transfer of its Participating Interest under that clause.

11.11	Notices to be given to the Operator

If a party gives a notice under this clause 11, it must also give a copy of the notice to the Operator.

11.12	Entitlement to damages
(a)	Subject to clause 11.5, the Defaulting Party must compensate the Non-Defaulting Party for any Liability suffered or incurred by the Non-Defaulting Party as a consequence of the Default Event.

(b)	The compensation payable by the party under clause 11.12(a) extends to any Liability suffered or incurred by the other party during the term of this document, and the period after termination of this document.

(c)	All Default Events are essential terms of this document and the commission or happening of a Default Event and, where applicable, failure to remedy a Default Event within the period specified in clause 11.2, is deemed to be a breach of an essential term of this document.

(d)	A party’s entitlement to damages is in addition to any other rights and remedies that party may have, including termination of this document.

(e)	The rights and remedies under this clause 11 are in addition to, and do not take away from, any other right or remedy a party may have at law or in equity.

(f)	Any valid exercise by a Non-Defaulting Party of the right to terminate under clause 11.5 is not a breach or repudiation of this document.
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12.	TERMINATION

12.1	Consequences of termination
On termination, this document is at an end as to its future operation, except for this clause and:
(a)	any Claim or enforcing any other right which arises on, or has arisen before, termination; and

(b)	clauses 1 (Interpretation), 5.8 (Renewal of Exploration Licence 440), 6.4 (Credit for First Gold), 11 (Default), 13 (Hidden Valley and Wafi-Golpu Royalties), 14 (Confidentiality), 17 (GST), 19 (Notices), and 20 (General) and any other clause expressed to survive termination of this document; and

(c)	any other provisions of this document necessary for or incidental to the operation of those clauses.
13.	HIDDEN VALLEY AND WAFI-GOLPU ROYALTIES
13.1	Wafi-Golpu Royalty
(a)	Farminee acknowledges that the production of Mineral Products from certain Tenements which are to form part of the Wafi-Golpu Joint Venture and the Exploration Portfolio Joint Venture are subject to an obligation to pay certain royalties to Rio Tinto Limited pursuant to the Royalty Deed between Rio Tinto Limited, Wafi and Aurora Gold Ltd dated 26 June 2003 (Wafi-Golpu Royalty).

(b)	The parties must use their reasonable endeavours to negotiate as soon as reasonably practicable and on terms acceptable to the parties (acting reasonably), the release or acquisition of the Wafi-Golpu Royalty and must procure that Farminee is a party to any such negotiations.

(c)	No party can enter into any agreement with Rio Tinto Limited (or any of its related corporations) in connection with the Wafi-Golpu Royalty without the written consent of the other parties (which must not be unreasonably withheld).

(d)	Consideration due under any agreement referred to in paragraph (c) will, if incurred:
(i)	prior to the Effective Date, be deemed to be Harmony Expenditure provided that Wafi pays Farminee on demand 50% of that consideration up to a maximum of $15 million;

(ii)	on or after the Effective Date to the date on which the Farmin Milestone is achieved, be the sole liability of Wafi up to an amount equal to $30 million minus two times the amount (if any) paid by Wafi under clause 13.1 (d)(i) (the Wafi Liability) with any consideration payable in excess of the Wafi Liability to be part of Stage 2 Expenditure; and

(iii)	after the date on which the Farmin Milestone is achieved, be borne by Wafi and Farminee in proportion to their Participating Interests under the Wafi-Golpu JVA except that Wafi shall be solely liable for the first $30 million of that consideration (minus an amount (if any) equal to:
(A)	two times the amount paid by Wafi under clause 13.1 (d)(i); or
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(B)	the amount paid by Wafi under clause 13.1 (d)(ii),
(whichever is applicable)).
(e)	If no agreement is reached under paragraph (c) and royalties become payable in connection with the Wafi-Golpu Royalty, Wafi will be liable for, and shall indemnify Farminee against any Claim in respect of, Farminee’s share of the first $30 million of any royalties that are payable by Wafi and Farminee.
13.2	Hidden Valley Royalty
(a)	Under an Agreement of Sale of Interest in Royalty Deed dated 2 March 2007 between Rio Tinto Limited, Rio Tinto Minerals (PNG) Limited (a company incorporated in PNG) (RTM), Harmony and MCG (Agreement of Sale), Rio Tinto Limited and RTM sold to Harmony all their rights, interests and obligations under a Royalty Deed relating to the Hidden Valley Project.

(b)	Under the Agreement of Sale, Harmony is free to assign and transfer all the Sale Assets (as defined in the Agreement of Sale), which includes a royalty interest in the ounces of gold to be produced by MCG from the Hidden Valley Mine in PNG (Hidden Valley Royalty), to any of its Related Bodies Corporate (as defined in the Agreement of Sale). The transfer of the Sale Assets to MCG extinguishes the royalty interest.

(c)	Harmony proposes to enter into a Deed of Extinguishment of Royalty — Hidden Valley Project with MCG (Deed of Extinguishment) to assign all its right, title and interest in the Sale Assets to MCG, so as to extinguish the royalty interest described above in consideration of a payment of $22,500,000 which is deemed to be Harmony Expenditure (and which is the only amount to be included as Harmony Expenditure in respect of the Hidden Valley Royalty).

(d)	MCG undertakes to use its best endeavours to register the Deed of Extinguishment.

(e)	MCG is liable for and must indemnify Farminee and its Affiliates against any Liability in connection with the Deed of Extinguishment and the payment of the Hidden Valley Royalty.

(f)	Farminee holds the benefit of the indemnity in clause 13.2(e) for itself and on trust for each of its Affiliates.
14.	CONFIDENTIALITY

A party must not disclose any information concerning the contents of, or the transactions contemplated by, this document to any person who is not a party, except to the extent that:
(a)	the disclosure is expressly permitted by this document;

(b)	the other parties consent to the disclosure;

(c)	the information is already in the public domain, unless it entered the public domain because of a breach of confidentiality by the party;

(d)	the disclosure is made on a confidential basis to the party’s or any of its Affiliates’ officers, employees, agents, financiers or professional advisers, and is necessary for the party’s business or that of its Affiliates;
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(e)	the disclosure is necessary to comply with any applicable law, or an order of a court or tribunal;

(f)	the disclosure is necessary to comply with a directive or request of any Government Agency or stock exchange (whether or not having the force of law) so long as a responsible person in a similar position would comply;

(g)	the disclosure is necessary or desirable to obtain an Authorisation from any Government Agency or stock exchange;

(h)	the disclosure is necessary or desirable in relation to any discovery of documents, or any proceedings before a court, tribunal, other Government Agency or stock exchange; or

(i)	the disclosure is made on a confidential basis to a prospective Assignee or financier of the party’s Participating Interest, or to any other person who:
(i)	proposes to enter into contractual relations with the party; and

(ii)	agrees to keep the disclosure confidential in accordance with this clause 14.
15.	PROHIBITION ON EMPLOYMENT

Each party agrees that it must not and must procure that none of its related corporations, without the written consent of the other parties, at any time solicit or entice any person, who is at that time, or at any time in the previous three months was, an employee of another party or any of its Affiliates, to become an employee of that party or any of its Affiliates.
16.	DISPUTE RESOLUTION
16.1	Application

Any dispute or difference between the parties arising under or in connection with the document, including any dispute or difference as to the formation, validity, existence or termination of this document (Dispute) must be resolved as set out in this clause 16.
16.2	Notice of dispute or difference
(a)	If a Dispute arises a party must commence the process contained in this clause for its resolution by giving notice (Dispute Notice) to the other party. The party sending the Dispute Notice is the Referring Party.
(b)	The Dispute Notice must:
(i)	be in writing;

(ii)	state that it is given pursuant to this clause 16.2;

(iii)	include or be accompanied by reasonable particulars of the Dispute including:
(A)	a brief description of the circumstances in which the Dispute arose;
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(B)	references to any:
(I)	provisions of the relevant document;

(II)	information, whether written or in any other form; and

(III)	acts or omissions of any person,

relevant to the Dispute;
(C)	the amount in dispute (whether monetary or any other commodity) and if not known, the best estimate available; and
(iv)	be given within 10 Business Days of the circumstances giving rise to the Dispute first occurring.
16.3	Negotiation between Representatives
(a)	Within 10 Business Days of the Referring Party giving a Dispute Notice, the representatives of the parties to the Dispute must meet to attempt to resolve the Dispute.

(b)	The meeting must take place in person. The parties are not permitted to delegate this function to any other person.

(c)	The parties to the Dispute must ensure that their representatives at this meeting make a genuine effort to resolve any Dispute.

(d)	If, and to the extent that, the Dispute is resolved, the representatives of the parties to the Dispute must immediately detail their agreement in writing. This document must clearly state which parts of the Dispute are resolved, and the agreed basis for its resolution.

(e)	If a written agreement is not produced pursuant to clause 16.3(d) in relation to all or part of the Dispute within 10 Business Days after the Dispute Notice has been given, the Dispute, or the part of the Dispute in respect of which there is no written agreement produced, is deemed to be unresolved.
16.4	Negotiation by senior management
(a)	If, 10 Business Days after the Dispute Notice has been given:
(i)	the meeting required by clause 16.3 has not been held; or

(ii)	the agreement has not been recorded in accordance with clause 16.3(d); or

(iii)	the Dispute (or any part of it) is otherwise unresolved,
the Referring Party must give notice to the other party that it requires the Dispute (or the parts of it that have not been resolved or have not been recorded in accordance with clause 16.3(d)) to be referred to senior management for resolution in accordance with clause 16.4(b).
(b)	The notice referred to in clause 16.4(a) must:
(i)	be in writing;
(ii)	state that it is made pursuant to clause 16.4(a);
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(iii)	annex a copy of the Dispute Notice (and any accompanying documents) given pursuant to clause 16.2 together with any documents which the Referring Party considers would further assist senior management in resolving the Dispute;

(iv)	if part of the Dispute has been resolved, annex a copy of the document prepared pursuant to clause 16.3(d); and

(v)	be given no later than 5 Business Days after the Dispute Notice has been given.
(c)	Within 20 Business Days of the Referring Party giving notice pursuant to clause 16.4(a), senior management representatives (SMR) from each of the parties to the Dispute (which shall include the chief executive officers of each of the parties to the dispute) must meet to attempt to resolve the Dispute. The parties are not permitted to delegate this function to any other persons.

(d)	The SMRs may meet more than once within the period referred to in clause 16.4(c) to resolve any Dispute. The SMRs may meet in person, via telephone, videoconference, internet-based instant messaging or any other means of instantaneous communication.

(e)	Each party to the Dispute must ensure that their SMR:

(i)	has full authority to resolve the Dispute; and

(ii)	makes a genuine effort to resolve the Dispute.

(f)	The outcome of the SMR meeting must be reduced to writing and signed by the SMR for both parties to the Dispute (SMR Outcome Document). The SMR Outcome Document must clearly state in respect of the Dispute or any part of the Dispute whether it is resolved or unresolved (clearly stating if the Dispute is only partly resolved, which part is resolved, and which part remains unresolved).

(g)	If:
(i)	an SMR Outcome Document:
(A)	is not produced or is not produced within whichever is the later to occur of:
(I)	20 Business Days of the notice being given pursuant to clause 16.4(a); or

(II)	35 Business Days of the Dispute Notice being given; or
(B)	states that the Dispute (or any part of the Dispute) is unresolved; or
(C)	is silent in respect of any part of the Dispute which was unresolved after the meeting held pursuant to clause 16.3(a); or
(ii)	the Dispute or any part of the Dispute is otherwise unresolved within 35 Business Days of the Dispute Notice being given, the Dispute or the relevant part of the Dispute is deemed to be unresolved and thereafter the Dispute or the relevant part of the Dispute is to be referred to arbitration in accordance with clause 16.5.
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16.5	Arbitration

Any Dispute, or part of a Dispute that is deemed to be unresolved under clause 16.4(g) is to be resolved by arbitration in accordance with the UNCITRAL Rules which are current as at the date on which the Dispute Notice was given. The seat of the arbitration will be Brisbane, Australia and the language of the arbitration will be English.
16.6	Continuance of performance

Despite the existence of a Dispute, the parties must continue to perform their respective obligations under this document and the other Transaction Documents.
16.7	Summary or urgent relief

Nothing in this clause 16 prevents a party from instituting court proceedings to seek enforcement of any payment due under the document or to seek urgent injunctive, interlocutory or declaratory relief in respect of a Dispute.
17.	GST
17.1	Sale of a going concern

The parties agree that to the extent that Participating Interests comprise goods, the supply to Farminee of Participating Interests under this document is chargeable with GST at the rate of 0% under section 20 of the GST Law as a going concern, and Farminee is or will immediately become a registered person at the time of transfer.
17.2	Farminee Warranty

The Farminee warrants that it is or will immediately become a registered person at the time of transfer.
17.3	Joint Venture Warranties

MCG and Wafi warrant that for each supply of a Participating Interest:
(a)	all of the goods and services that are necessary for the continued operation of the taxable activity will be supplied to Farminee; and

(b)	MCG and Wafi will carry on the taxable activity up to the time of the transfer of the Participating Interest to Farminee.
17.4	Member of GST group

If a party is registered as part of a group of companies, references to GST which the party must pay and to input tax to which the party is entitled include GST which the representative member of the group of companies must pay and deductions of input tax credits to which the representative member is entitled.
17.5	GST exclusive amounts

All amounts payable under or in connection with this document are exclusive of GST unless indicated otherwise.
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17.6	Payment of GST
(a)	A recipient of a taxable supply under or in connection with this document must pay to the supplier, in addition to the consideration for the taxable supply, an amount equal to any GST paid or payable by the supplier in respect of the taxable supply.

(b)	The recipient must make that payment to the supplier as and when the consideration or part of it is provided, except that the recipient need not pay unless the recipient has received a tax invoice (or a credit note or debit note) for that taxable supply.
17.7	Reimbursements

Where a supplier incurs a cost or expense for which it may be reimbursed by, indemnified against, claim against or set-off against another party under this document, the amount to be paid or credited is the cost or expense (reduced by the deduction of input tax that the supplier is entitled to claim in relation to that cost or expense) plus the amount in relation to GST payable by the recipient as calculated under this clause.
17.8	Indemnities
(a)	If a release of an indemnity under or in connection with this document gives rise to a liability to pay GST, the indemnified amount must include that GST.

(b)	If a party has a Claim under or in connection with this document whose amount depends on actual or estimated revenue or which is for a loss of revenue, revenue must be calculated without including any amount received or receivable as reimbursement for GST (whether that amount is separate or included as part of a larger amount).
18.	ASSIGNMENT AND AMENDMENT

18.1	Amendment

This document can only be amended, supplemented, replaced or novated by another document signed by the parties.
18.2	Restrictions on Assignment
(a)	Subject to clause 18.2(b), no party is entitled to Assign its interest in this document without the prior written consent of the other parties.

(b)	A party (Assignor) may Assign its rights and interest under this document to a wholly-owned subsidiary (Assignee) on the conditions that:
(i)	the Assignee agrees with the other parties to reassign the interest to the Assignor if for any reason the Assignee ceases to be a wholly owned subsidiary of the Assignor;

(ii)	the Assignor agrees with the parties to accept the reassignment;

(iii)	the Assignor enters into a deed of guarantee in a form satisfactory to the other parties (acting reasonably) under which the Assignor guarantees the Assignees’ performance of Assignor’s obligations under this document and undertakes to indemnify the other parties for any Liability they or any of their related corporations may suffer as a result of any act or omission of the Assignee in breach of the Assignor’s obligations under this document;
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(iv)	the proposed Assignee enters into a deed of covenant with the other parties agreeing to observe and perform the Assignor’s obligations under this document that the Assignee is assuming as if it was expressly named in this document in place of the Assignee; and

(v)	the Assignor pays all expenses (including stamp duty) incurred by the other parties in relation to the Assignment and any Assignment back.
19.	NOTICES

19.1	How to give a notice

A notice, consent or other communication under this document is only effective if it is:
(a)	in writing, signed by or on behalf of the person giving it;

(b)	addressed to the person to whom it is to be given; and

(c)	either:
(i)	delivered or sent by pre-paid mail (by airmail, if the addressee is overseas) to that person’s address; or

(ii)	sent by fax to that person’s fax number and the machine from which it is sent produces a report that states that it was sent in full.
19.2	When a notice is given

A notice, consent or other communication that complies with this clause is regarded as given and received:
(a)	if it is delivered or sent by fax:
(i)	by 5.00 pm (local time in the place of receipt) on a Business Day — on that day; or

(ii)	after 5.00 pm (local time in the place of receipt) on a Business Day, or on a day that is not a Business Day — on the next Business Day; and
(b)	if it is sent by mail — on actual receipt.
19.3	Address for notices

A person’s address and fax number are those set out below, or as the person notifies the sender:

Newcrest 1
Address:	Level 9, 600 St Kilda Road, Melbourne, Victoria, Australia
Fax number:	+61 3 9521 3564
Attention:	Bernard Lavery

Newcrest 2
Address:	Level 9, 600 St Kilda Road, Melbourne, Victoria, Australia
Fax number:	+61 3 9521 3564
Attention:	Bernard Lavery
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Newcrest 3
Address:	Level 9, 600 St Kilda Road, Melbourne, Victoria, Australia
Fax number:	+61 3 9521 3564
Attention:	Bernard Lavery

Wafi
Address:	Level 2, 189 Coronation Drive, Milton, Brisbane, Queensland, Australia
Fax number:	+61 7 3320 3740
Attention:	Company Secretary

MCG
Address:	Level 2, 189 Coronation Drive, Milton, Brisbane, Queensland, Australia
Fax number:	+61 7 3320 3740
Attention:	Company Secretary

MEL
Address:	Level 2, 189 Coronation Drive, Milton, Brisbane, Queensland, Australia
Fax number:	+61 7 3320 3740
Attention:	Company Secretary
20.	GENERAL

20.1	Governing law
(a)	This document is governed by the law in force in Papua New Guinea.

(b)	Each party submits to the non-exclusive jurisdiction of the courts exercising jurisdiction in Papua New Guinea, and any court that may hear appeals from any of those courts, for any proceedings in connection with this document, and waives any right it might have to claim that those courts are an inconvenient forum.
20.2	Expenses and Stamp Duty

Each party must bear its own costs arising out of the negotiation, preparation and execution of this document and the Transaction Documents. All stamp duty (including fines, penalties and interest) that may be payable on or in connection with the transfer of any Participating Interest in the Joint Ventures to Farminee must be borne by Farminee.

20.3	Giving effect to this document

Each party must do anything (including execute any transfer or other document in blank), and must ensure that its employees and agents do anything (including execute any transfer or other document in blank), that any other party may reasonably require to give full effect to this document.

20.4	Waiver of rights

A right may only be waived in writing, signed by the party giving the waiver, and:
(a)	no other conduct of a party (including a failure to exercise, or delay in exercising, the right) operates as a waiver of the right or otherwise prevents the exercise of the right;

(b)	a waiver of a right on one or more occasions does not operate as a waiver of that right if it arises again; and
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(c)	the exercise of a right does not prevent any further exercise of that right or of any other right.
20.5	Operation of this document
(a)	The Transaction Documents contain the entire agreement between the parties about their subject matter. Any previous understanding, agreement, representation or warranty relating to that subject matter is replaced by this document and has no further effect.

(b)	Any right or remedy that a person may have under this document is in addition to, and does not replace or limit, any other right or remedy that the person may have.

(c)	Any provision of this document which is unenforceable or partly unenforceable is, where possible, to be severed to the extent necessary to make this document enforceable, unless this would materially change the intended effect of this document.

(d)	Without limiting clauses 20.5(a) to (c), clauses 1 (Interpretation), 5.8 (Renewal of Exploration Licence 440), 6.4 (Credit for First Gold), 11 (Default), 13 (Hidden Valley and Wafi-Golpu Royalties), 14 (Confidentiality), 17 (GST), 19 (Notices) and 20 (General) remain in full force and continue to bind each party despite any transaction or other thing (including the expiry or termination of this document or a party ceasing to be a party).
20.6	Operation of Indemnities
(a)	Each indemnity in this document survives the expiry or termination of this document.

(b)	A person may recover a payment under an indemnity in this document before it makes the payment in respect of which the indemnity is given.
20.7	Time is of the essence

Time is of the essence in respect of Farminee’s obligations under this document.
20.8	Consents

Where this document contemplates that a party may agree or consent to something (however it is described), a party may:
(a)	agree or consent, or not agree or consent, in its absolute discretion; and

(b)	agree or consent subject to conditions,

unless this document expressly contemplates otherwise.
20.9	Inconsistencies
(a)	If this document is inconsistent with any other Transaction Document, this document prevails to the extent of the inconsistency.

(b)	If a schedule to this document is inconsistent with any provision of this document, the provision prevails to the extent of the inconsistency.
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20.10	Counterparts

This document may be executed in counterparts.
20.11	Attorneys

Each person who executes this document on behalf of a party under a power of attorney declares that he or she is not aware of any fact or circumstance that might affect his or her authority to do so under that power of attorney.
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Schedule 1
APPORTIONMENT OF STAGE 1 PURCHASE PRICE
The Stage 1 Purchase Price shall be allocated between MCG, Wafi and MEL (Seller) and Farminee and to the various assets comprising the Joint Venture Property for all of the Joint Ventures (Assets) as follows:
1.	Information in respect of allowable exploration expenditure, an amount equal to 30.01% of the balance of Allowable Exploration Expenditure at 30 June 2008.

2.	Information in respect of allowable capital expenditure, an amount equal to 30.01% of the balance of Allowable Capital Expenditure.

3.	Information in respect of allowable capital expenditure, an amount equal to 30.01% of the balance of Exploration Expenditure.

4.	In respect of stores and consumables, an amount equal to 30.01% of the book value of those assets at 30 June 2008 to the extent that value is not included in the balance of Exploration Expenditure, Allowable Exploration Expenditure or Allowable Capital Expenditure in sections 1 to 3 above.

5.	In respect of other assets of the Seller including working capital, an amount equal 30.01% of the Seller’s book value of those assets at 30 June 2008.

6.	In respect of the balance of the Assets, being the acquisition of Tenements including the rights of Seller over the site or over the mineral deposits comprising the Seller’s Interest in the mining lease, ML 151, the amount remaining after deducting from the Stage 1 Purchase Price the sum of the amounts in sections 1 to 5 above.

7.	As agreed between Seller and Farminee as to the various categories comprising the Assets as follows:
(a)	Information comprising:
(i)	Exploration Expenditure;

(ii)	Allowable Capital Expenditure; and

(iii)	Allowable Exploration Expenditure;
(b)	Mining Lease ML151;

(c)	Exploration Licences;

(d)	stores and consumables; and

(e)	all other assets comprising the Assets.
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Schedule 2
STAGE 2 OPERATING PROGRAM
A summary of the Stage 2 Operating Program is set out on the following page, and the detailed Stage 2 Operating Program is contained in Annexure B.
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Exchange Rate	0.9 A$/U$

	Actual	Actual	Actual	Plan	Plan	Plan	Plan	Plan	Plan	Plan	Plan	Plan	Plan	Plan	Plan	Plan	Plan	Plan
Hidden Valley Expenditure Forecast	Jan-08	Feb-08	Mar-08	Apr-08	May-08	Jun-08	Jul-08	Aug-08	Sep-08	Oct-08	Nov-08	Dec-08	Jan-09	Feb-09	Mar-09	Apr-09	May-09	Jun-09	Total
Hidden Valley JV	15,046	15,225	44,056	23,065	26,296	24,971	38,754	37,247	37,665	36,748	32,502	34,922	33,460	28,313	24,247	15,914	12,480	370	481,282
Harmony PNG Services (Brisbane)	287	251	334	300	300	300	300	300	300	300	300	300	300	300	300	300	300	300	5,371
Expenditure Program Cash flow A$’000	15,332	15,475	44,390	23,365	26,596	25,271	39,054	37,547	37,965	37,048	32,802	35,222	33,760	28,613	24,547	16,214	12,780	670	486,653
Expenditure Program Cash flow US$’000	13,799	13,928	39,951	21,029	23,937	22,744	35,148	33,792	34,169	33,343	29,522	31,700	30,384	25,751	22,093	14,593	11,502	603	437,987
Acc. Expenditure Program Cash flow US$’000	13,799	27,727	67,678	88,706	112,643	135,387	35,148	68,941	103,110	136,453	165,975	197,674	228,059	253,810	275,903	290,495	301,997	302,600

	Actual	Actual	Actual	Plan	Plan	Plan	Plan	Plan	Plan	Plan	Plan	Plan	Plan	Plan	Plan	Plan	Plan	Plan
Wafi Expenditure Forecast	Jan-08	Feb-08	Mar-08	Apr-08	May-08	Jun-08	Jul-08	Aug-08	Sep-08	Oct-08	Nov-08	Dec-08	Jan-09	Feb-09	Mar-09	Apr-09	May-09	Jun-09	Total
Expenditure Program Cash flow A$’000	145	133	666	282	815	1,050	1,212	1,398	1,226	998	1,037	515	673	1,415	8,655	1,006	1,531	2,035	24,790
Expenditure Program Cash flow US$’000	130	119	599	254	733	945	1,091	1,259	1,103	898	933	463	606	1,274	7,789	906	1,378	1,831	22,311
Acc. Expenditure Program Cash flow US$’000	130	250	849	1,103	1,836	2,781	1,091	2,349	3,453	4,350	5,284	5,747	6,353	7,626	15,413	16,321	17,699	19,530

	Actual	Actual	Actual	Plan	Plan	Plan	Plan	Plan	Plan	Plan	Plan	Plan	Plan	Plan	Plan	Plan	Plan	Plan
Exploration Expenditure Forecast	Jan-08	Feb-08	Mar-08	Apr-08	May-08	Jun-08	Jul-08	Aug-08	Sep-08	Oct-08	Nov-08	Dec-08	Jan-09	Feb-09	Mar-09	Apr-09	May-09	Jun-09	Total
Expenditure Program Cash flow A$’000	1,096	914	1,892	908	1,123	1,358	1,673	1,844	1,862	1,984	1,986	1,939	1,952	2,037	1,941	1,792	1,991	1,891	30,181
Expenditure Program Cash flow US$’000	986	823	1,703	817	1,011	1,222	1,505	1,660	1,676	1,786	1,787	1,745	1,756	1,834	1,747	1,612	1,792	1,702	27,163
Acc. Expenditure Program Cash flow US$’000	986	1,809	3,512	4,328	5,339	6,561	1,505	3,165	4,841	6,627	8,414	10,159	11,916	13,749	15,496	17,108	18,901	20,603
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Schedule 3
DISCLOSURE MATERIAL
1.	All information publicly available by inspecting the public records maintained by the Registrar of Companies (PNG) and the registries of the National Court and the Supreme Court of Papua New Guinea.

2.	The information contained in the Data Room as at 18 April 2008.

3.	MCG or Wafi has made application for grant of new exploration licences which have been allocated the following application numbers: 1590 (Wampit), 1612 (Zenag), 1629 (Garaina), 1630 (Waria) and 1631 (Biaru).

4.	Applications for renewal are pending for Exploration Licence numbers 440 (Mt Wanion), 1103 (Zilani), 1105 (Mt Watut) and 1403 (Morobe Coast).
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Schedule 4
WARRANTIES
Information
1.	All information contained in the Data Room was as at 18 April 2008 to the knowledge of MCG, Wafi and MEL not misleading or false in any material respect.
Solvency
2.	As at the date of this document and the Stage 1 Completion Date, no Insolvency Event has occurred or is occurring, or is pending or threatened, over or in respect of MCG, Wafi, MEL or Harmony.
Title
3.	As at the date of this document and the Stage 1 Completion Date, none of MCG, Wafi and MEL has granted any option or right of pre-emption in respect of any of the Joint Venture Property for any Joint Venture to any other person and MCG, Wafi and MEL will be able to procure the transfer of a beneficial interest in all of the Joint Venture Property for each Joint Venture without first obtaining the consent of any other person.

4.	The beneficial ownership of all of the Joint Venture Property for each Joint Venture will on Stage 1 Completion vest in Farminee and Wafi, MCG or MEL (as the case may be) free from any right or interest of any other person (including any Encumbrances) save for:
(a)	the rights (if any) of the Landowners to up to a 5% Participating interest in the Hidden Valley Joint Venture under the MOA;

(b)	the right of the Independent State of Papua New Guinea to acquire up to a 30% Participating interest in the Wafi-Golpu Joint Venture and the Exploration Portfolio Joint Venture; and

(c)	any Permitted Encumbrance within the meaning of paragraph (c) or (d) of the definition of Permitted Encumbrance.
Tenements
5.	As at the date of this document and the Stage 1 Completion Date, the Tenements are held by MCG, Wafi and MEL legally and beneficially free from any Encumbrances except for:
(a)	the rights (if any) of the Landowners to up to a 5% Participating interest in the Hidden Valley Joint Venture under the MOA;

(b)	the right of the Independent State of Papua New Guinea to acquire up to a 30% Participating Interest in the Wafi-Golpu Joint Venture and the Exploration Portfolio Joint Venture; and

(c)	any Permitted Encumbrance within the meaning of paragraph (c) or (d) of the definition of Permitted Encumbrance.
6.	As at the date of this document and the Stage 1 Completion Date, the Tenements are in good standing and are in full force and effect and MCG, Wafi and MEL are not aware of any facts, circumstances or unremedied breaches which could give rise to the early termination of any of the Tenements, or which might adversely affect the rights or benefits conferred by the Tenements, the renewal of any Tenement or the application by MCG, Wafi or MEL for the grant of any Tenement. Neither MCG, Wafi nor MEL nor any of their Affiliates have any right to, or interest in any mining title or any other lease, licence, permit
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or other authority or tenement for mining purposes in the JV-Non Competition Area other than the Tenements.
Employees
7.	As at the date of this document, there is no industrial dispute affecting the employees of MCG, Wafi or MEL.

8.	As at the date of this document, none of the employees of MCG, Wafi or MEL has made a worker’s compensation claim that remains unresolved.

9.	As at the date of this document, there are no collective bargaining agreements to which MCG, Wafi or MEL is a party with any trade union or similar organisation and which apply to any of the employees of MCG, Wafi or MEL.
Environment
10.	(Bond or security deposit) As at the date of this document, MCG, Wafi and MEL have not given a bond or security deposit in favour of any Governmental Agency in connection with any environmental authorisation which relates to any of the Joint Ventures.

11.	(Third Party Claims) As at the date of this document, there is no Claim in relation to any Tenement or the activities or omissions of MCG, Wafi or MEL in respect of Tenement by any person alleging liability (including, without limitation, potential liability for property damage or personal injury) arising out of, based on, or resulting from, the presence or release into the environment of Contamination or Pollution.
Legislative Requirements
12.	As at the date of this document, neither MCG, Wafi nor MEL nor any of their Affiliates have knowledge of receipt of any notice advising it that it or they (as the case may be) have not, in connection with any Joint Venture Property, complied with any Legal Requirement.
Litigation
13.	As at the date of this document, MCG, Wafi and MEL have no knowledge of any litigation, prosecution, mediation, arbitration or other proceeding in respect of any Joint Venture Property and neither MCG, Wafi nor MEL have knowledge of any current civil, criminal or arbitration proceedings relating in any way to any Joint Venture Property.
Financial statements
14.	The financial statements of MCG, Wafi and MEL for the year ended 30 June 2007 comply with Papua New Guinea generally accepted accounting practice and give a true and fair view of the matters to which they relate.
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Schedule 5
MAP OF JV-NON COMPETITION AREA
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Schedule 6
HARMONY EXPENDITURE PRINCIPLES
The following principles apply to the preparation of statements in respect of, and the determination of amounts to be included, as Harmony Expenditure:
1.	Harmony Expenditure must be expressed in US dollars, and, where applicable conversions from other currencies must be calculated using the monthly average of the exchange rate used by MCG, Wafi or MEL (being mid rates quoted either by Westpac or on the Reuters monitor system and used consistently for that purpose for the month).

2.	In respect of operating expenditure, office and other overhead costs outside Papua New Guinea are only to be included as Harmony Expenditure to the extent provided in the Operating Program.

3.	Harmony Expenditure includes amounts which are accrued by Wafi, MCG and MEL in respect of the Hidden Valley Project, Wafi-Golpu Project and the Exploration Portfolio Project from 1 January 2008 to Stage 1 Completion (but excludes amounts which are accrued prior to 1 January 2008 but paid by Wafi, MCG or MEL after 1 January 2008).

4.	Harmony Expenditure Includes prepayments made in the ordinary course of business in accordance with usual practice by MCG or Wafi in respect of the Hidden Valley Project, Wafi Golpu Project and the Exploration Portfolio Project prior to 1 January 2008 but only to the extent to which the prepayment relates to the period between 1 January 2008 and Stage 1 Completion.

5	Harmony Expenditure includes prepayments made in the ordinary course of business in accordance with usual practice by MCG, Wafi and MEL in respect of the Hidden Valley Project, Wafi Golpu Project and the Exploration Portfolio Project from 1 January 2008 to Stage 1 Completion in respect of periods after Stage 1 Completion.

6.	Harmony Expenditure to include Employee entitlements which accrue between 1 January 2008 and Stage 1 Completion.

For the purposes of section 6 above, Employee means any employee of Wafi, MCG, MEL or any of their related corporations at the date of this document and who is to be employed by any of the Operators.
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**EXECUTED as an agreement.**

**THE COMMON SEAL** of **Morobe Consolidated Goldfields Limited** was affixed with authority of the board of directors in the presence of:

MOROBE CONSOLIDATED GOLDFIELDS LIMITED
The Common Seal of
(BRISBANE SEAL)

Signature of director

JJ van Haarden

Signature of director/~~secretary~~

Gregory John Job

**THE COMMON SEAL** of **Wafi Mining Limited** was affixed with authority of the board of directors in the presence of:

WAFI MINING LIMITED
The Common Seal of
(BRISBANE SEAL)

Signature of director

JJ van Haarden

Name

Signature of director/~~secretary~~

Gregory John Job

Name

**THE COMMON SEAL** of **Morobe Exploration Limited** was affixed with authority of the board of directors in the presence of:

MOROBE EXPLORATION LIMITED
The Common Seal of
(BRISBANE SEAL)

Signature of director

JJ van Haarden

Name

Signature of director/~~secretary~~

Gregory John Job

Name

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SIGNED by Newcrest PNG 1 Limited by its duly authorised officers:

Signature of director

I K SMITH

Name

Signature of director

G J ROBINSON

Name

SIGNED by Newcrest PNG 2 Limited by its duly authorised officers:

Signature of director

I K SMITH

Name

Signature of director

G J ROBINSON

Name

SIGNED by Newcrest PNG 3 Limited by its duly authorised officers:

Signature of director

I K SMITH

Name

Signature of director

G J ROBINSON

Name

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MEMORIAL OF APPROVAL OF AN INSTRUMENT
I, Dr Puka Temu, Minister for Mining, by virtue of the powers conferred by the Mining Act 1992 and all other powers me enabling, and after considering the recommendation of the Mining Advisory Council, hereby approve this instrument.
DATED at                      this                day of                     ,2008.

Hon Dr Puka Temu, CMG, MP
Minister for Mining

To be completed by the Registrar upon the Minister approving an instrument.
I, Stanley Nekitel, Registrar, pursuant to all powers conferred under the Mining Act 1992, certify that I have this day registered the instrument.

(Registrar’s signature)

(date)

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Annexure A
PARENT COMPANY GUARANTEE
Master Purchase and Farmin Agreement 53

Deed of Parent Company Guarantee
Newcrest Mining Limited
Wafi Mining Limited
Morobe Consolidated Goldfields Limited
Morobe Exploration Limited
Blake Dawson
Level 36, Riverside Centre
123 Eagle Street
Brisbane QLD 4000
Australia
T 61 7 3259 7000
F 61 7 3259 7111
Reference
RAF MMR 07 1427 3151
©Blake Dawson 2008

Blake Dawson
Contents

1.	INTERPRETATION		1

	1.1	Definitions	1
	1.2	Rules for interpreting this document	3
	1.3	Business Days	4
	1.4	Multiple parties	4
	1.5	The rule about “contra proferentem”	5

2.	GUARANTEE		5

	2.1	Obligations guaranteed	5
	2.2	Consequences if a Subsidiary defaults	5
	2.3	Cap on Newcrest’s Liability	5
	2.4	Time limits for bringing Claims	6

3.	OBLIGATIONS OF NEWCREST		6

	3.1	Continuity	6
	3.2	Nature of obligations and enforcement	6
	3.3	Preservation of Newcrest’s obligations	6

4.	NEWCREST WAIVES RIGHTS		8

	4.1	Limitations on Newcrest’s rights	8
	4.2	No marshalling	8
	4.3	Creditor not liable	8

5.	EFFECT OF INSOLVENCY EVENT		8

	5.1	Authority to prove	8
	5.2	Payments in winding up	9
	5.3	Repayment by MCG, Wafi or MEL in winding up	9
	5.4	Release can be re-opened	9

6.	INDEMNITY BY NEWCREST		9

	6.1	Indemnity	9
	6.2	Application of the indemnity	10

7.	CURRENCY INDEMNITY		10

8.	RELEASE		10

	8.1	No release except as permitted	10
	8.2	Release of Newcrest by MCG, Wafi and MEL	10

9.	RECOVERY OF GST		10

10.	NOTICES		11

	10.1	How to give a notice	11
	10.2	When a notice is given	11
	10.3	Address for notices	12
Deed of Parent Company Guarantee

Blake Dawson

11.	AMENDMENT AND ASSIGNMENT		12

	11.1	Amendment	12
	11.2	Restrictions on Assignment	12

12.	GENERAL		12

	12.1	Governing law	12
	12.2	Liability for expenses	13
	12.3	Giving effect to this document	13
	12.4	Waiver of rights	13
	12.5	Operation of this document	13
	12.6	Operation of Indemnities	13
	12.7	Consents	13
	12.8	Counterparts	13
Deed of Parent Company Guarantee

Blake Dawson
Deed of Parent Company Guarantee
DATE
PARTIES
Newcrest Mining Limited ABN 20 005 683 625 a company registered in Victoria, the registered office of which is Level 9, 600 St Kilda Road, Melbourne, Victoria, Australia (Newcrest)

Wafi Mining Limited a company incorporated in PNG, the registered office of which is Level 4, Mogoru Moto Building, Champion Parade, Port Moresby, PNG (Wafi)

Morobe Consolidated Goldfields Limited a company incorporated in PNG, the registered office of which is Level 4, Mogoru Moto Building, Champion Parade, Port Moresby, PNG (MCG)

Morobe Exploration Limited a company incorporated in PNG, the registered office of which is Level 4, Mogoru Moto Building, Champion Parade, Port Moresby, PNG (MEL)
RECITALS
A.	Newcrest is the ultimate holding company of each Subsidiary.

B.	MCG, Wafi, MEL and Newcrest wish MCG, Wafi and MEL and each Subsidiary to enter into the Master Purchase and Farmin Agreement to record the terms under which the Subsidiaries will acquire (through a combination of purchase and farmin) a Participating Interest in the Joint Ventures from MCG, Wafi and MEL.

C.	Newcrest wishes each Subsidiary to enter into the Master Purchase and Farmin Agreement and MCG, Wafi and MEL consent to this arrangement on the condition that Newcrest guarantees the performance of each of the Subsidiaries under the Master Purchase and Farmin Agreement.

D.	Newcrest is prepared to guarantee the obligations of the Subsidiaries in connection with the Master Purchase and Farmin Agreement for the benefit of MCG, Wafi and MEL in accordance with the terms of this document.
OPERATIVE PROVISIONS
1.	INTERPRETATION

1.1	Definitions

The following definitions apply in this document.

Assign means to sell, transfer, assign or make a gift of, lease, license or part with possession of, create an Encumbrance, declare a trust over or otherwise dispose of, deal with or create an interest in a party’s interest (or, if applicable, any interest in it) or to agree to do any of those things.

Business Day means:
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(a)	for determining when a notice, consent or other communication is given, a day that is not a Saturday, Sunday or public holiday in the place to which the notice, consent or other communication is sent; and

(b)	for any other purpose, a day (other than a Saturday, Sunday or public holiday) on which banks are open for general banking business in Port Moresby, PNG and Melbourne, Australia.
Claim means, in relation to a person, any claim, cause of action, proceeding, suit or demand made against the person concerned however arising in respect of or in connection with this document and whether it is present or future, fixed or unascertained, actual or contingent.

Companies Act means the Companies Act 1997.

Encumbrance means a mortgage, charge, pledge, lien, hypothecation or title retention arrangement, a right of set off or right to withhold payment of a deposit or other money, a notice under section 356 of the Income Tax Act 1959 or any similar legislation, or an easement, restrictive covenant, caveat or similar restriction over property, or an agreement to create any of them or to allow any of them to exist.

Exploration Portfolio Joint Venture means the unincorporated joint venture constituted by the Exploration Portfolio JVA.

Exploration Portfolio JVA means the joint venture agreement entered into or to be entered into between MCG, Wafi, MEL and Newcrest PNG 3 Limited with respect to the Exploration Portfolio Joint Venture on or about the date of this document.

Exploration Portfolio Project means the Joint Venture Property as defined in the Exploration Portfolio JVA.

Farmin Completion Date means the date on which the Master Purchase and Farmin Agreement expires or is terminated.

GST means a goods and services tax or similar value added tax levied or imposed under the GST Law or otherwise on a supply.

GST Law means Goods and Services Tax Act 2003.

Guaranteed Money means all amounts that are payable by the Subsidiaries to MCG, Wafi or MEL or all of them, under the terms of the Master Purchase and Farmin Agreement but in no event is the amount, at any time, to exceed the limitations on Liability under clause 2.3.

Guaranteed Obligations means the obligations of the Subsidiaries to pay the Guaranteed Money and all their other obligations to either MCG, Wafi or MEL or all of them, (monetary or non-monetary, present or future, actual or contingent) under the Master Purchase and Farmin Agreement, however arising but in no event is the Liability, at any time, to exceed the limitations on Liability under clause 2.3.

Hidden Valley Joint Venture means the unincorporated joint venture constituted by the Hidden Valley JVA.

Hidden Valley JVA means the joint venture agreement entered into or to be entered into between MCG and Newcrest PNG 1 Limited with respect to the Hidden Valley Joint Venture on or about the date of this document.
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Hidden Valley Project means the Joint Venture Property as defined in the Hidden Valley JVA.

Insolvency Event means, for a person, being in liquidation or provisional liquidation or under administration, having a receiver (as defined in the Companies Act) or analogous person appointed to it or any of its property, being taken under the Companies Act to have failed to comply with a statutory demand referred to in section 337 of the Companies Act, being unable to pay its debts or otherwise insolvent, dying, ceasing to be of full legal capacity or otherwise becoming incapable of managing its own affairs for any reason, entering into a compromise or arrangement with, or assignment for the benefit of, any of its members or creditors, or any analogous event under the laws of any applicable jurisdiction.

Joint Venture means each of the Hidden Valley Joint Venture, the Wafi-Golpu Joint Venture and the Exploration Portfolio Joint Venture.

JVA means each of the Hidden Valley JVA, the Exploration Portfolio JVA and the Wafi-Golpu JVA each dated on or about the date of this document

Liability means any claim, demand, proceeding, cost, loss, expense, obligation and liability, arising under statute or at common law or in equity, and arising in contract or in tort or otherwise.

Master Purchase and Farmin Agreement means the agreement described in Recital B entered into between MCG, Wafi and the Subsidiaries on or about the date of this document

Participating Interest with respect to each Joint Venture, has the same meaning as given to that term in the relevant JVA.

PNG means Papua New Guinea.

Project means each of the Hidden Valley Project, the Exploration Portfolio Project and the Wafi-Golpu Project.

Stage 1 Completion has the same meaning in this document as given to that term in the Master Purchase and Farmin Agreement.

Stage 1 Purchase Price has the same meaning in this document as given to that term in the Master Purchase and Farmin Agreement.

Stage 2 Expenditure has the same meaning in this document as given to that term in the Master Purchase and Farmin Agreement.

Subsidiary means each of Newcrest PNG 1 Limited, Newcrest PNG 2 Limited and Newcrest PNG 3 Limited.

Wafi-Golpu Joint Venture means the unincorporated joint venture constituted by the Wafi-Golpu JVA.

Wafi-Golpu JVA means the joint venture agreement entered into or to be entered into between Wafi and Newcrest PNG 2 Limited with respect to the Wafi-Golpu Joint Venture on or about the date of this document.

Wafi-Golpu Project means the Joint Venture Property as defined in the Wafi-Golpu JVA.
1.2	Rules for Interpreting this document

Headings are for convenience only, and do not affect interpretation. The following rules also apply in interpreting this document except where the context makes it clear that a rule is not intended to apply.
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(a)	A reference to:
(i)	legislation (including subordinate legislation) is to that legislation as amended, re-enacted or replaced, and includes any subordinate legislation issued under it;

(ii)	a document (including this document) or agreement, or a provision of a document (including this document) or agreement, is to that document agreement or provision as amended, supplemented, replaced or novated;

(iii)	a party to this document or to any other document or agreement includes a permitted substitute or a permitted Assign of that party;

(iv)	a person includes any type of entity or body of persons, whether or not it is incorporated or has a separate legal identity, and any executor, administrator or successor in law of the person;

(v)	anything (including a right, obligation or concept) includes each part of it;

(vi)	dollars or $ is to currency of the United States of America.
(b)	A singular word includes the plural, and vice versa.

(c)	A word which suggests one gender includes the other genders.

(d)	If a word or phrase is defined, another part of speech has a corresponding meaning.

(e)	If an example is given of anything (including a right, obligation or concept), such as by saying it includes something else, the example does not limit the scope of that thing.

(f)	The word agreement includes an undertaking or other binding arrangement or understanding, whether or not in writing.

(g)	The words holding company and related corporation have the same meanings as in the Companies Act.
1.3	Business Days

If the day on or by which a person must do something under this document is not a Business Day, the person must do it on or by the next Business Day.
1.4	Multiple parties

If a party to this document is made up of more than one person, or a term is used in this document to refer to more than one party:
(a)	an obligation of those persons is joint and several;

(b)	a right of those persons is held by each of them severally; and

(c)	any other reference to that party or term is a reference to each of those persons separately, so that (for example) a representation, warranty or undertaking is given by each of them separately.
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1.5	The rule about “contra proferentem”

This document is not to be interpreted against the interests of a party merely because that party proposed this document or some provision of it or because that party relies on a provision of this document to protect itself.
2.	GUARANTEE
2.1	Obligations guaranteed

Newcrest guarantees to MCG, Wafi and MEL the due and punctual:
(a)	payment by the Subsidiaries of the Guaranteed Money; and

(b)	performance by the Subsidiaries of the Guaranteed Obligations.
2.2	Consequences if a Subsidiary defaults

Newcrest covenants with MCG, Wafi and MEL that:
(a)	if any Subsidiary defaults in the due and punctual payment of any Guaranteed Money, Newcrest must pay that money on demand to MCG, Wafi or MEL or to all of them, as that money is required to be paid by the applicable Subsidiary in accordance with the Master Purchase and Farmin Agreement;

(b)	if any Subsidiary defaults in the due and punctual payment of any Guaranteed Obligation, subject to clause 2.3, Newcrest:
(i)	must procure:
(A)	the immediate payment of the Guaranteed Money; and

(B)	the due and punctual performance of the other Guaranteed Obligations;
(ii)	must indemnify MCG, Wafi and MEL against all Liabilities (including legal expenses on a full indemnity basis) that MCG, Wafi and MEL incurs (directly or indirectly) as a result of that default; and

(iii)	must pay the amount of the Liabilities referred to in clause 2.2(b) on demand to, or as directed by, MCG, Wafi and MEL.
2.3	Cap on Newcrest’s Liability
(a)	The Liability of Newcrest under or in connection with this document is limited to the amount equal to the difference between:
(i)	the total of the Stage 1 Purchase Price plus the amount required to be contributed by the Subsidiaries as Stage 2 Expenditure; and

(ii)	the total of the Stage 1 Purchase Price actually paid by the Subsidiaries to MCG, Wafi and MEL under clause 5 of the Master Purchase and Farmin Agreement plus the amount actually contributed by the Subsidiaries as Stage 2 Expenditure under clause 6 of the Master Purchase and Farmin Agreement, as at the date on which notice of the Claim is received by Newcrest.
(b)	This clause 2.3 operates to the fullest extent permitted by law.
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2.4	Time limits for bringing Claims

Neither MCG, Wafi nor MEL can make any Claim under or in connection with this document and the Liability of Newcrest for such a Claim is absolutely barred, unless within 3 months immediately following the Farmin Completion Date, MCG, Wafi or MEL gives to Newcrest notice of the Claim under this document specifying in detail the matter which gives rise to the Liability, the nature of the Liability, the amount Claimed, and how the amount is calculated.
3.	OBLIGATIONS OF NEWCREST
3.1	Continuity

This document is a continuing security, and unless and until this document is released in accordance with clause 8, this document remains in full force until the Guaranteed Obligations have been irrevocably paid and performed in full despite any transaction or other thing (including a settlement of account or intervening payment).
3.2	Nature of obligations and enforcement

Newcrest’s obligations in this document:
(a)	are principal obligations, and not ancillary or collateral to any other right or obligation; and

(b)	may be enforced against Newcrest without MCG, Wafi or MEL first being required to:
(i)	exhaust any remedy it may have against a Subsidiary; or

(ii)	enforce any security it may hold relating to the Guaranteed Obligations.
3.3	Preservation of Newcrest’s obligations
(a)	Newcrest’s obligations in this document are absolute, unconditional, and subject to clause 8, irrevocable.

(b)	The Liability of Newcrest under this document extends to and is not affected by any circumstance, act or omission which, but for this clause 3.3, might otherwise affect it at law or in equity including:
(i)	the grant of any time, waiver or other indulgence or concession;

(ii)	the discharge or release of a Subsidiary, Newcrest or any other person;

(iii)	any transaction or arrangement that may take place between MCG, Wafi and MEL and any Subsidiary, Newcrest or any other person;

(iv)	the occurrence of an Insolvency Event in relation to any Subsidiary, Newcrest or any other person;

(v)	MCG, Wafi, MEL or any other person dealing or not dealing in any way with any other guarantee, security, document or agreement;

(vi)	MCG, Wafi, MEL or any other person:
(A)	exercising or not exercising any other guarantee or security or any right or remedy conferred on it by law or in equity or by any document or agreement; or
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(B)	not recovering any money owing by the Subsidiary;
(vii)	any variation (including a variation which increases, or extends the duration of, the Guaranteed Money or the Guaranteed Obligations), replacement, extinguishment, unenforceability, failure, loss, abandonment or transfer of any document or agreement relating to the Guaranteed Obligations (including this document, the Master Purchase and Farmin Agreement and any other guarantee or security held by either MCG, Wafi or MEL from any person at any time);

(viii)	the Guaranteed Obligations or the obligations of Newcrest or any other person under this document or any other document or agreement relating to the Guaranteed Obligations or this document (including any other guarantee or security) being or becoming illegal, void, voidable, unenforceable or disclaimed by a liquidator or trustee for creditors or in bankruptcy;

(ix)	MCG, Wafi or MEL not giving Newcrest notice of any default by a Subsidiary or any other person;

(x)	MCG, Wafi or MEL not disclosing any information to Newcrest;

(xi)	any representation made or information given by either MCG, Wafi or MEL to Newcrest;

(xii)	any change in the legal capacity, rights or obligations of, or other circumstance related to, a Subsidiary, Newcrest or any other person;

(xiii)	any legal limitation, disability, incapacity or other circumstance related to a Subsidiary, Newcrest or any other person;

(xiv)	any invalidity or irregularity in the execution of this document or any deficiency in the powers of a Subsidiary or Newcrest;

(xv)	any Assignment by MCG, Wafi or MEL, with or without the knowledge of the relevant Subsidiary or Newcrest;

(xvi)	any obligation of a Subsidiary being discharged by operation of law;

(xvii)	any person who was intended to be bound as a guarantor or surety in relation to the Guaranteed Obligations not becoming bound or ceasing to be bound;

(xviii)	any laches, acquiescence, delay, act, omission or mistake on the part of, or suffered by MCG, Wafi, MEL or any other person, in relation to this document or any other guarantee, security, document or agreement;

(xix)	the receipt by either MCG, Wafi, MEL or any other person of any dividend or money after an Insolvency Event in relation to a Subsidiary, Newcrest or any other person;

(xx)	any judgment or right which MCG, Wafi or MEL may have or exercise against any Subsidiary, Newcrest or any other person;

(xxi)	the amendment of the constitution, trust deed or other constituent document of any Subsidiary or Newcrest;

(xxii)	if a Subsidiary or Newcrest is a member of a partnership, firm, joint venture or association, any change in the structure, membership, name or business of that partnership, firm, joint venture or association; or
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(xxiii)	if a Subsidiary or Newcrest is a trustee of a trust, any breach or variation of the terms of that trust.
4.	NEWCREST WAIVES RIGHTS

4.1	Limitations on Newcrest’s rights

Until the Guaranteed Obligations have been irrevocably paid and performed in full, Newcrest may not:
(a)	share in any guarantee, security or money received or receivable by MCG, Wafi or MEL in relation to the Guaranteed Obligations, or stand in the place of MCG, Wafi or MEL in relation to any guarantee, security or right to receive money;

(b)	take any steps to enforce a right or claim against the Subsidiary relating to any money paid by Newcrest to MCG, Wafi or MEL under this document;

(c)	have or exercise any rights as surety in competition with MCG, Wafi or MEL;

(d)	receive, claim or have the benefit of any payment (including a payment under a guarantee), distribution or security from or on account of the Subsidiary or any other person;

(e)	in reduction of its liability under this document, raise a defence, set off or counterclaim available to itself, a Subsidiary or a co-surety or co-indemnifier against MCG, Wafi or MEL or claim a set off or make a counterclaim against MCG, Wafi or MEL; or

(f)	claim to be entitled by way of contribution, indemnity, subrogation, marshalling or otherwise to the benefit of any agreement or document to which MCG, Wafi or MEL is a party.
4.2	No marshalling

None of MCG, Wafi or MEL is under any obligation to marshal or appropriate in favour of Newcrest or to exercise, apply, perfect or recover any security that MCG, Wafi or MEL holds at any time or any funds or property that MCG, Wafi or MEL may be entitled to receive or have a claim on.

4.3	Creditor not liable

None of MCG, Wafi or MEL is liable for any loss suffered by Newcrest as a direct or indirect result of:
(a)	MCG, Wafi or MEL’s exercise or attempted exercise of, or failure to exercise, any of its rights contained in this document; or

(b)	any release or dealing with any other guarantee or security (including any prejudice to or loss of Newcrest’s rights of subrogation).
5.	EFFECT OF INSOLVENCY EVENT

5.1	Authority to prove

If a Subsidiary is wound up, then until the Guaranteed Obligations have been irrevocably paid and performed in full, Newcrest irrevocably authorises MCG, Wafi and MEL (who are not obliged to do this) to:
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(a)	prove for all money that Newcrest has paid under this document; and

(b)	retain and carry to a suspense account and appropriate at MCG, Wafi and MEL’s discretion any dividends and other money received in relation to the Guaranteed Money.
5.2	Payments in winding up

If an Insolvency Event has occurred in relation to a Subsidiary or Newcrest, any amount paid by the Subsidiary or Newcrest (as the case may be) within the preceding six months (relevant payment) will only be applied against any Guaranteed Obligations if:
(a)	MCG, Wafi or MEL forms the opinion in good faith (which will be conclusively binding on Newcrest) that it will not be required to pay the relevant payment to any person under any law relating to bankruptcy, winding up or the protection of creditors; or

(b)	a final judgment is given by a court of competent jurisdiction in favour of MCG, Wafi, MEL or any of them that it is not required to pay the relevant payment to any person under any law relating to bankruptcy, winding up or the protection of creditors.
5.3	Repayment by MCG, Wafi or MEL in winding up

if an amount is applied against any Guaranteed Obligations and MCG, Wafi or MEL forms the opinion in good faith that it is obliged to pay the relevant payment to any person under any law relating to bankruptcy, winding up or the protection of creditors:
(a)	MCG, Wafi or MEL’s rights are to be reinstated and will be the same in relation to that amount as if the application, or the payment or transaction giving rise to it, had not been made; and

(b)	Newcrest must immediately do anything (including the signing of documents) reasonably required by MCG, Wafi or MEL to restore to MCG, Wafi or MEL as the case may be, any guarantee or security to which it was entitled immediately before that application or the payment or transaction giving rise to it.
5.4	Release can be re-opened

Any discharge or release between MCG, Wafi or MEL and Newcrest is subject to reinstatement of MCG, Wafi and MEL’s rights under this subclause.

6.	INDEMNITY BY NEWCREST

6.1	Indemnity

Newcrest unconditionally indemnifies MCG, Wafi and MEL jointly and severally against, and must pay MCG, Wafi and MEL on demand the amount of, any Liability that MCG, Wafi or MEL or all of them, as the case may be, may suffer or incur because:
(a)	the Guaranteed Obligations are unenforceable; or

(b)	the Guaranteed Money (or any money which, if recoverable, would have formed part of the Guaranteed Money) is or may not be recoverable from a Subsidiary or is repaid or restored after it has been recovered.
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6.2	Application of the indemnity

The indemnity in clause 6.1 extends to any money that is not recoverable:
(a)	because of any legal limitation, disability or incapacity of or affecting a Subsidiary or any other person;

(b)	because any transaction relating to that money was void, illegal, voidable unenforceable;

(c)	whether or not MCG, Wafi or MEL knew or should have known any of the relevant matters or facts; and

(d)	because of any fact or circumstance.
7.	CURRENCY INDEMNITY

If, for any reason (including as a result of a judgment or order), an amount payable by Newcrest under or in respect of this document (Relevant Amount) is received by MCG, Wafi or MEL or all of them, in a currency (Payment Currency) that is not the currency in which the amount is expressed to be payable under this document (Required Currency) then Newcrest, as an independent obligation, must indemnify MCG, Wafi and MEL against, and must pay MCG, Wafi and MEL on demand the amount of, any shortfall between:
(a)	the amount of Required Currency which MCG, Wafi or MEL, or all of them receives on converting the amount it or they received in the Payment Currency into an amount in the Required Currency in accordance with its or their usual practice; and

(b)	the relevant amount in the Required Currency.
8.	RELEASE

8.1	No release except as permitted

This document may not be released except as expressly permitted by this document.

8.2	Release of Newcrest by MCG, Wafi and MEL
(a)	On:
(i)	payment of all money due and payable by each Subsidiary in accordance with the terms of clause 5 of the Master Purchase and Farmin Agreement; and

(ii)	satisfaction by the Subsidiaries of their obligations in accordance with the terms of clause 6 the Master Purchase and Farmin Agreement,
Newcrest will be released from all Liability whatever under this document.

9.	RECOVERY OF GST
(a)	Unless otherwise indicated all amounts referred to in this document are exclusive of GST.
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(b)	If MCG, Wafi or MEL makes a taxable supply under or in connection with this document for consideration that is exclusive of GST, Newcrest must:
(i)	pay to MCG, Wafi, MEL or all of them an amount equal to any GST for which MCG, Wafi, MEL or all of them is liable in relation to that supply; and

(ii)	make that payment as and when the consideration or part of it must be paid or provided.
(c)	If requested by Newcrest, MCG, Wafi or MEL, as the case may be, must issue a tax invoice for a taxable supply to the person to whom it made the supply.

(d)	Newcrest’s obligation to reimburse MCG, Wafi or MEL, as the case may be, for an amount paid or payable to a third party (including an obligation to pay MCG, Wafi or MEL’s reasonable legal costs) includes GST on the amount paid or payable to the third party except to the extent that each of MCG, Wafi and MEL is entitled to a deduction of input tax for that GST.
10.	NOTICES

10.1	How to give a notice

A notice, consent or other communication under this document is only effective if it is:
(a)	in writing, signed by or on behalf of the person giving it;

(b)	addressed to the person to whom it is to be given; and

(c)	either:
(i)	delivered or sent by pre-paid mail (by airmail, if the addressee is overseas) to that person’s address; or

(ii)	sent by fax to that person’s fax number and the machine from which it is sent produces a report that states that it was sent in full.
10.2	When a notice is given

A notice, consent or other communication that complies with this clause is regarded as given and received:
(a)	if it is delivered or sent by fax:
(i)	by 5.00 pm (local time in the place of receipt) on a Business Day — on that day; or

(ii)	after 5.00 pm (local time in the place of receipt) on a Business Day, or on a day that is not a Business Day — on the next Business Day; and
(b)	if it is sent by mail:
(i)	within Papua New Guinea — 3 Business Days after posting; or

(ii)	to or from a place outside Papua New Guinea — 7 Business Days after posting.
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10.3	Address for notices

A person’s address and fax number are those set out below, or as the person notifies the sender:

MCG Address: Fax number: Attention:	Level 2,189 Coronation Drive, Milton, Brisbane, Queensland, Australia +61 7 3320 3740 Company Secretary

Wafi Address: Fax number: Attention:	Level 2,189 Coronation Drive, Milton, Brisbane, Queensland, Australia +61 7 3320 3740 Company Secretary

MEL Address: Fax number: Attention:	Level 2,189 Coronation Drive, Milton, Brisbane, Queensland, Australia +61 7 3320 3740 Company Secretary

Newcrest Address: Fax number: Attention:	Level 9,600 St Kilda Road, Melbourne, Victoria, Australia +61 3 9521 3564 Bernard Lavery
11.	AMENDMENT AND ASSIGNMENT

11.1	Amendment

This document can be amended, supplemented, replaced or novated by another document executed by Newcrest and MCG and Wafi.
11.2	Restrictions on Assignment
(a)	Subject to clause 11.2(b), no party is entitled to Assign its interest in this document without the prior written consent of the other parties.

(b)	MCG, Wafi or MEL or all of them (Assignor) may Assign its rights and interest under this document to a wholly-owned subsidiary to whom it has Assigned its rights and interests under the Master Purchase and Farmin Agreement (Assignee) by notice to Newcrest on the conditions that:
(i)	the Assignee agrees with the other parties to reassign the interest to the Assignor if for any reason the Assignee ceases to be a wholly owned subsidiary of the Assignor; and

(ii)	the Assignor agrees with the parties to accept the reassignment.
12.	GENERAL

12.1	Governing law
(a)	This document is governed by the law in force in Papua New Guinea.
(b)	Each party submits to the non-exclusive jurisdiction of the courts exercising jurisdiction in Papua New Guinea, and any court that may hear appeals from any
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of those courts, for any proceedings in connection with this document, and waives any right it might have to claim that those courts are an inconvenient forum.
12.2	Liability for expenses

Each party must pay its own expenses incurred in negotiating, executing, stamping and registering this document.
12.3	Giving effect to this document

Each party must do anything (including execute any document), and must ensure that its employees and agents do anything (including execute any document), that the other party may reasonably require to give full effect to this document.
12.4	Waiver of rights

A right may only be waived in writing, signed by any of MCG, Wafi or MEL and:
(a)	no other conduct of MCG, Wafi or MEL or any related corporation (including a failure to exercise, or delay in exercising, the right) operates as a waiver of the right or otherwise prevents the exercise of the right;

(b)	a waiver of a right on one or more occasions does not operate as a waiver of that right if it arises again; and

(c)	the exercise of a right does not prevent any further exercise of that right or of any other right.
12.5	Operation of this document

Any provision of this document which is unenforceable or partly unenforceable is, where possible, to be severed to the extent necessary to make this document enforceable, unless this would materially change the intended effect of this document.
12.6	Operation of Indemnities
(a)	Each indemnity in this document survives the expiry or termination of this document.

(b)	A party may recover a payment under an indemnity in this document before it makes the payment in respect of which the indemnity is given.
12.7	Consents

Where this document contemplates that a party may agree or consent to something (however it is described), the party may:
(a)	agree or consent, or not agree or consent, in its absolute discretion; and

(b)	agree or consent subject to conditions,

unless this document expressly contemplates otherwise.
12.8	Counterparts

This document may be executed in counterparts.
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EXECUTED as a deed.
Each person who executes this document on behalf of a party under a power of attorney declares that he or she is not aware of any fact or circumstance that might affect his or her authority to do so under that power of attorney.
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Annexure B
DETAILED STAGE 2 OPERATING PROGRAM
Master Purchase and Farmin Agreement 54

Confidential
Hidden Valley Project

Confidential
Hidden Valley Project

		Actual	Actual	Actual	Plan	Plan	Plan	Plan	Plan	Plan	Plan	Plan	Plan	Plan	Plan	Plan	Plan	Plan	Plan
Hidden Valley Project Capital		Jan-08	Feb-08	Mar-08	Apr-08	May-08	Jun-08	Jul-08	Aug-08	Sep-08	Oct-08	Nov-08	Dec-08	Jan-09	Feb-09	Mar-09	Apr-09	May-09	Jun-09
Earthworks	A$’000	2,657	1,264	1,236	1,454	1,350	1,250	1,559	1,217	1,193	1,415	1,343	1,368	1,648	—	—	—	—	(6,399)
Owners Supply and Equipment	A$’000	1,386	2,832	4,435	6,443	8,235	4,081	10,657	10,102	10,815	7,398	5,750	5,284	4,050	3,000	1,085	2,000	2,000	402
Plantwide Civil Works	A$’000	—	750	254	1,986	2,768	4,375	8,265	5,000	4,250	2,500	1,000	1,000	—	—	—	—	—	—
Process Plant	A$’000	—	—	—	—	—	500	1,283	1,925	2,281	4,287	4,355	5,959	6,172	5,265	3,924	2,290	1,225	—
Overland Conveyor	A$’000	21	84	(109)	558	558	1,116	2,612	2,621	2,621	2,621	2,446	3,145	3,145	2,097	2,097	1,922	1,838	—
Infrastructure and Services	A$’000	1,754	1,421	2,359	2,250	2,732	2,596	3,171	3,071	2,360	2,010	3,340	3,340	3,021	2,823	2,140	2,140	1,155	140
Mining Pre-production Labour and Expenses	A$’000	1,431	1,268	1,724	1,596	1,513	1,526	1,628	1,773	2,250	3,089	1,946	2,398	2,629	2,805	2,501	—	—	—
Mining Pre-Strip (Excluding Mining Fleet)	A$’000	2,049	1,969	3,056	3,114	3,874	4,319	6,467	6,607	6,811	6,880	7,218	7,621	7,801	7,973	8,169	—	—	—
Mining Capital Other	A$’000	903	247	595	414	340	191	413	62	395	1,646		(197)		—	—	—	—	—
EPCM	A$’000	2,147	3,987	1,000	1,800	1,476	1,559	1,599	1,600	1,600	1,600	1,600	1,600	1,500	950	970	1,000	800	700
Owners Costs	A$’000	199	162	175	185	185	190	287	435	432	420	595	595	585	490	470	390	370	369
Contingency	A$’000	—	—	—	1,700	1,700	1,700	1,700	1,700	1,700	1,700	1,700	1,700	1,700	1,700	1,700	977	—	—
Royalty Buy-out: Rio Tinto	A$’000			28,125
Minining Equipment — Capital -Lease	A$’000	1,738	378	868	593	596	600	603	607	610	613	617	620	624	627	631	634	638	641
Minining Equipment — Capital -Equity	A$’000				—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Mining Equipment — Interest + Fees	A$’000				210	208	205	203	200	197	195	192	189	187	184	181	—	—	—
Fleet Insurance	A$’000				40	40	40	40	40	40	40	40	40	40	40	40	40	40	40
Exploration	A$’000	540	860	118	500	500	500
Total	A$’000	14,823	15,002	43,834	22,843	26,074	24,749	36,487	36,980	37,355	38,414	32,143	34,562	33,101	27,953	23,868	11,393	8,084	(4,107)

Confidential
Hidden Valley Project

		Actual	Actual	Actual	Plan	Plan	Plan	Plan	Plan	Plan	Plan	Plan	Plan	Plan	Plan	Plan	Plan	Plan	Plan
Mining Cost Summary		Jan-08	Feb-08	Mar-08	Apr-08	May-08	Jun-08	Jul-08	Aug-08	Sep-08	Oct-08	Nov-08	Dec-08	Jan-09	Feb-09	Mar-09	Apr-09	May-09	Jun-09
Detailed Budget Costs	A$’000
Forecast mining costs	A$’000																7,377	7,377	7,377
Maintenance Variable	A$’000
Hourly Hire	A$’000
Fuel	A$’000
Tyre	A$’000
Ground Engaging Tools	A$’000
Lubricants	A$’000
Explosive Consumables	A$’000
Operating Personnel	A$’000
Mobilisation and Demobilisation	A$’000
Overheads(incl. mine admin, maint admin, tech serv, grade control)	A$’000																774	785	768
Dewatering	A$’000																25	26	25
Stockpile rehandle	A$’000																110	110	112
Total	A$’000	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	8,286	8,277	8,282

Hidden Valley Project	Confidential

Processing Costs		Actual Jan	Actual Feb	Actual Mar	Plan Apr	Plan May	Plan Jun	Plan Jul	Plan Aug	Plan Sep	Plan Oct	Plan Nov	Plan Dec	Plan Jan	Plan Feb	Plan Mar	Plan Apr	Plan May	Plan Jun
Operating Consumables	A$	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	1,530,021	1,515,010	1,462,088
Plant Maintenance	A$	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	306,406	306,408	308,020
Power Services	A$	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	4,033,303	4,031,303	3,931,950
Labour	A$	-	-	-	-	-	-	84,475	84,475	87,227	110,714	128,821	128,871	128,871	128,871	128,871	254,753	258,851	264,298
Refining and Transport Charges	A$	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	60,144	66,168	64,452
Total Processing Costs		-	-	-	-	-	-	84,495	84,475	87,227	110,714	128,871	128,871	128,871	128,871	128,871	4,617,611	4,707,306	4,371,321

Plant Cost Summary		Actual Jan	Actual Feb	Actual Mar	Plan Apr	Plan May	Plan Jun	Plan Jul	Plan Aug	Plan Sep	Plan Oct	Plan Nov	Plan Dec	Plan Jan	Plan Feb	Plan Mar	Plan Apr	Plan May	Plan Jun
Primary Crushing	A$	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
General Consumables	A$	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	44,072	44,072	43,952
Maintenance Consumables	A$	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	5,793	3,793	8,666
Liner Components	A$	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	90,000	88,864	60,349
Total	A$																		
Grinding	A$																		
General Consumables	A$	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	84,867	83,890	86,008
Maintenance Consumables	A$	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	220,033	220,835	213,672
Mill Balls	A$	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	61,256	61,260	61,049
Liner Components	A$	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	336,157	330,297	333,025
Total	A$																		
Pebble Crushing	A$	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
General Consumables	A$	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Maintenance Consumables	A$	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Liner Components	A$	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Total	A$																		
Gravity Circuit	A$	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
General Consumables	A$	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Maintenance Consumables	A$	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	13,008	10,558	14,890
Cyanide	A$	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	13,008	13,808	14,890
Total	A$																		
Flotation	A$	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
General Consumables	A$	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	17,343	15,893	15,125
Maintenance Consumables	A$	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	68,723	62,829	68,583
PAX	A$	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	23,917	82,917	23,815
Aeroprine 3418A	A$	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	4,096	4,098	4,458
Isopfloat 10	A$	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	4,230	4,378	4,364
Copper Sulphate	A$	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	2,763	2,868	1,812
Flocculant	A$	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	119,835	116,113	115,403
Total	A$																		
Leaching and Absorption	A$	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
General Consumables	A$	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	18,285	10,981	10,695
Maintenance Consumables	A$	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	292,681	297,684	374,030
Cyanide	A$	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Quicklime	A$	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	55,161	58,154	69,943
Quick Lime	A$	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	47,224	47,224	46,330
Caustic	A$	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Oxygen	A$	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	8,524	8,574	8,336
Carbon	A$	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Lead Nitrate	A$	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	419,889	412,834	435,459
Total	A$																		
Gold zone and elution	A$	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
General Consumables	A$	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	4,032	4,558	4,745
Maintenance Consumables	A$	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	18	18	18
Sulphuric Acid @ 98%	A$	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	4,875	4,990	4,981
Total	A$																		
CCD and zinc precipitation	A$	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
General Consumables	A$	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	481	481	457
Maintenance Consumables	A$	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	12,646	12,646	15,797
Flocculant	A$	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	91,012	91,072	81,084
Zinc Dust	A$	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	1,105	1,105	1,162
Lead Nitrate	A$	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	73,048	73,048	78,091
Filter Aid	A$	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	143,283	142,850	147,208
Total	A$																		
Acid wash and elution	A$	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
General Consumables	A$	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	4,203	4,093	8,081
Maintenance Consumables	A$	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	46,496	46,490	45,183
Hydrochloric Acid	A$	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	26,424	21,414	52,578
Vapor Diesel Fuel	A$	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	80,903	85,063	89,087
Total	A$																		
Elution and zinc precipitation	A$	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	50,091	55,251	63,570
Maintenance Consumables	A$	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	5,952	5,952	5,321
Caustic	A$	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	1,108	1,108	1,148
Sodium Cyanide	A$	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	8,430	8,778	8,453
Zinc Dust	A$	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	833	836	456
Lead Nitrate	A$	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	81,136	85,336	85,635
Filter Aid	A$	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	43,230	43,230	49,437
Total	A$																		
Tailings Disposal and Detox	A$	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
General Consumables	A$	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	3,183	3,183	3,404
Maintenance Consumables	A$	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	35,425	35,425	35,410
Flocculant	A$	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	42,451	42,451	43,183
Hydrated Lime	A$	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	116,073	116,073	118,071
SMBS	A$	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	37,253	37,253	35,363
Copper Sulphate	A$	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Cyanide	A$	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	33,317	33,317	34,248
Hydrogen Peroxide	A$	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	47,842	47,843	45,483
Sulphuric Acid	A$	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	459,363	455,969	445,948
Caustic	A$	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	473,336	473,306	485,021
Total	A$																		
Maintenance Services	A$	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	134,719	133,819	134,749
Subcontractors & On Cost	A$	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
General Consumables	A$	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	189,848	182,848	184,037
Maintenance Consumables	A$	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	327,263	330,280	399,317
Total	A$																		
Power Services	A$	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	2,033,303	2,063,323	2,081,253
PNG Power Ltd	A$	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	2,063,303	2,063,303	2,081,863
Total	A$																		
Production services	A$	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	245,526	248,540	270,970
Salaries/Wages & On Cost	A$	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	20,633	20,633	20,933
Contract TSF Management	A$	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	18,000	17,000	18,000
Metallurgical Accounts	A$	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	3,755	3,710	3,530
Metallurgical Testwork	A$	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	2,500	2,500	3,600
Laboratory Analysis Costs	A$	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	228,986	223,340	229,740
Total	A$																		
Refining and transport charges	A$	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	42,033	42,531	38,118
Transport	A$	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	23,468	23,469	18,024
Refining	A$	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	86,444	85,125	84,053
Total	A$	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	[illegible]	[illegible]	[illegible]

Hidden Valley Project	Confidential

Hidden Valley Project	Confidential

Wafi Detailed Summary

Exploration Detailed Summary